UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)
Filed by the Registrant x
Filed by a Party other than the Registrant o
Check the appropriate box:
o Preliminary Proxy Statement
o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to §240.14a-12
PETMED EXPRESS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

x	No fee required.
o	Fee paid previously with preliminary materials.
o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PETMED EXPRESS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 11:00 A.M. EASTERN TIME ON AUGUST 3, 2023
TO THE OWNERS OF COMMON STOCK OF PETMED EXPRESS, INC.

We cordially invite you to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of PetMed Express, Inc., a Florida corporation (the “Company”), which will be held as a virtual meeting on Thursday, August 3, 2023 at 11:00 a.m., Eastern Time. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/petmeds/2023/htype.asp. After you have registered, you will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Shareholders will be able to listen, vote and submit questions during the virtual meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Date:	Time:	Location (virtual):
August 3, 2023	11:00 a.m. Eastern Time	http://www.viewproxy.com/petmeds/2023/htype.asp
The purposes of the meeting are:
1.To elect five directors to our Board of Directors;
2.To conduct an advisory vote to approve named executive officer compensation;
3.To conduct an advisory vote to determine the frequency of future advisory votes on named executive officer compensation;
4.To ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company to serve for the 2024 fiscal year; and
5.To transact any other business as may properly come before the meeting.
These items are described in the accompanying Proxy Statement.
Our Board of Directors has fixed the close of business on June 7, 2023 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record on June 7, 2023 are entitled to notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. On June 7, 2023, there were 21,173,327 shares of common stock issued and outstanding.

We would like to extend a personal invitation for you to join us virtually at our Annual Meeting. Your vote is important to us and to our business. We ask that you please cast your vote, as soon as possible. We encourage you to sign and return your proxy card or voting instructions via the Internet or mail prior to the meeting, so that your shares will be represented and voted at the meeting even if you attend the virtual Annual Meeting. For additional instructions on voting by telephone or the internet, please refer to your Notice of Internet Availability of Proxy Materials or proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting.

This Notice of Annual Meeting, and the accompanying Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the year ended March 31, 2023 are first being distributed to shareholders on or about June 20, 2023.

By Order of the Board of Directors, /S/ MATHEW N. HULETT MATHEW N. HULETT Chief Executive Officer, President, Director
Delray Beach, Florida
June 20, 2023
Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting to be Held on August 3, 2023: The Proxy Statement, along with our Annual Report on Form 10-K for the year ended March 31, 2023, is available at: http://www.viewproxy.com/petmeds/2023.

PETMED EXPRESS, INC.
420 South Congress Avenue
Delray Beach, FL 33445
PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (“Board of Directors” or "Board”) of PetMed Express, Inc. (the "Company,” "PetMed Express, Inc.,” "we,” "us,” "our”) for use at our 2023 Annual Meeting of Shareholders ("Annual Meeting”). You will be able to virtually attend the Annual Meeting on Thursday, August 3, 2023, at 11:00 a.m., Eastern Time by first registering at http://www.viewproxy.com/petmeds/2023/htype.asp by August 1, 2023 at 11:59 p.m Eastern Time. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date where you will be able to listen to the meeting live, submit questions and vote online. Further information about how to attend the virtual Annual Meeting online, vote your shares online during the virtual Annual Meeting and submit questions during the virtual Annual Meeting is included in this Proxy Statement. Our Board of Directors has fixed the close of business on June 7, 2023 as the record date for the Annual Meeting (the “Record Date”). The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2023 is first being mailed on or about June 20, 2023 to all shareholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement and references to our website address and the virtual meeting website addresses in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING
Why are we holding a virtual Annual Meeting?
Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live video webcast and online shareholder tools. We are using the virtual format to facilitate shareholder attendance and participation by enabling shareholders to participate fully and equally from any location, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our shareholders time and money. We also believe that the online tools we have selected will increase shareholder communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.
How do I attend the Annual Meeting virtually?

To virtually attend and participate in the Annual Meeting online, you will need to first register at http://www.viewproxy.com/petmeds/2023/htype.asp by August 1, 2023 at 11:59 p.m. Eastern Time by using the virtual control number included on your Notice of Internet Availability of Proxy Materials or proxy card. After you register, you will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. The Annual Meeting webcast will begin promptly at 11:00 a.m.. Eastern Time. We encourage you to access the meeting prior to the start time. Please be sure to check-in online by 10:45 a.m. Eastern Time on August 3, 2023 (15 minutes prior to the start of the meeting is recommended) and you should allow sufficient time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call the technical support number at 866-612-8937 (which technical support number will also be posted on the Annual Meeting website log-in page) or email technical support at virtualmeeting@viewproxy.com.

How do I vote at the Annual Meeting virtually?

Both shareholders of record and street name shareholders will be able to attend the Annual Meeting via live video webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/petmeds/2023/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
What am I voting on?
1.The election of five directors to our Board of Directors (Leslie C.G. Campbell, Sandra Y. Campos, Gian M. Fulgoni, Mathew N. Hulett, and Diana Garvis Purcel).
2.The approval of named executive officer compensation (an advisory non-binding vote).
3.The frequency of holding future advisory votes on named executive officer compensation (an advisory non-binding vote).
4.The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2024 fiscal year.
5.Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
All director nominees are current Board members who were elected by shareholders at the 2022 Annual Meeting, except for Ms. Campos who was appointed by the Board of Directors as a director on May 17, 2023. Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.
What is a proxy?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Christine Chambers, our Chief Financial Officer and Corporate Secretary, and Mr. Hulett, our Chief Executive Officer and President, as proxies for the Annual Meeting.
Why did I receive this Proxy Statement?
Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting because you were a shareholder of record at the close of business on June 7, 2023, the Record Date, and are entitled to vote at the Annual Meeting. The Company has made this Proxy Statement and the Annual Report on Form 10-K for the year ended March 31, 2023 ("2023 Annual Report on Form 10-K”), along with either a proxy card or a voting instruction card, available to you on the Internet or, upon request, has delivered printed versions to you by mail beginning on, or about, June 20, 2023. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the virtual Annual Meeting to vote your shares.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
As permitted by the rules adopted by the Securities and Exchange Commission ("SEC”), the Company has elected to provide access to its proxy materials over the internet. Accordingly, on or about June 20, 2023, the Company will mail a Notice of Internet Availability of Proxy Materials (the "Notice”) to the Company’s shareholders of record and beneficial owners containing instructions on how to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the internet in order to help reduce the negative environmental impact of the Annual Meeting.
How will my proxy vote my shares?
Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on one or all of the business matters, your proxy will vote "FOR” each of the nominees in item 1, "FOR” item 2, “FOR EVERY YEAR” in item 3, and “FOR” item 4. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of our Board of Directors.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
•view the Company’s proxy materials for the Annual Meeting on the internet; and
•instruct the Company to send future proxy materials to you electronically by email.
The Company’s proxy materials are also available on the Company’s website at: http://www.petmeds.com/annualreports.jsp. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will help reduce any negative impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it. If you did not receive an email, you can reach out to the following email address to make this change, addresschange@continentalstock.com.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the "shareholder of record.” The Notice of Internet Availability of Proxy Materials or Proxy Statement, 2023 Annual Report on Form 10-K, and proxy card have been sent directly to you by us. If your shares are held in a stock brokerage account by a bank or other nominee, you are considered the "beneficial owner” of shares held in "street name.” The Proxy Statement and 2023 Annual Report on Form 10-K or a notice for electronic access of these materials have been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
How do I vote?
If your shares are held in street name, through a broker, bank, or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Shareholders of record can vote as follows:
•By Mail: If you, as a shareholder, requested printed copies of the proxy materials by mail, you should sign, date, and return their proxy card(s) in the pre-addressed, postage-paid envelope that is provided.
•By Telephone or Internet: Shareholders may vote by proxy over the telephone at 1-(866) 804-9616, or internet at www.AALvote.com/PETS, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on August 2, 2023. Street name holders, however, may vote by telephone or internet only if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.
•At the Meeting: If you are a shareholder on the Record Date and attend the virtual Annual Meeting, you may vote your shares at the virtual Annual Meeting by visiting www.AALvote.com/PETS, even if you have previously returned a proxy card. If you are a beneficial owner of shares held in street name on the Record Date and wish to vote your shares at the Annual Meeting,you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com.

Who is entitled to vote and how many votes do they have?
Holders of our common stock as of the close of business on June 7, 2023, the Record Date, are entitled to vote at the Annual Meeting. Each issued and outstanding share of our common stock is entitled to one vote. As of the Record Date, 21,173,327 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.
What is a quorum of shareholders?
A quorum is necessary to hold a valid meeting. Shares representing the majority of the total outstanding common stock of the Company entitled to vote at the Annual Meeting, virtually present or represented by proxy, constitute a quorum for the conduct of business at the meeting. If you vote or return a proxy card, your shares will be considered part of the quorum.
What vote is required for approval of the proposals?
Assuming a quorum is established:
•In an uncontested director election, as is occurring this year, directors must be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting. Only votes cast "FOR” or "AGAINST” will affect the outcome of this proposal. Failure to receive the affirmative vote of a majority of the votes cast will trigger certain post-election resignation procedures (described below on page 17). (In the case of any contested director election, directors are elected by a plurality of the votes cast.)
•The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on the matter. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote when making future decisions regarding our named executive officer compensation policies and practices.
•The advisory vote to determine the frequency of future advisory votes on named executive officer compensation requests shareholders to select a preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstain), and the frequency receiving the greatest number of votes will be considered the frequency preferred by shareholders.. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote when making the decision regarding the frequency of future advisory votes on named executive officer compensation.
•The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•FOR each of the nominees for director set forth on page 7;
•FOR the approval of named executive officer compensation set forth on page 7;
•FOR the option of once "every year" as the preferred frequency for advisory votes on named executive officer compensation set forth on page 8; and
•FOR the ratification of the appointment of our independent registered public accounting firm set forth on page 8.
May I change or revoke my vote after I return my proxy card?
Yes, you may change your vote at any time before your shares are voted at the Annual Meeting by:
•Notifying our Corporate Secretary, in writing at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 that you are revoking your proxy;
•Executing and delivering a later dated proxy card; or

•Attending and voting at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Who will count the votes and where can I find the voting results of the Annual Meeting?
A representative of Alliance Advisors LLC, a company contracted by us to assist the Company in the tabulation of proxies, will tabulate the votes and our Corporate Secretary will act as inspector of election. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and will be published in a Current Report on Form 8-K that will be filed with the SEC within 4 business days following the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions are considered shares present at the Annual Meeting in person or by proxy and will be counted for purposes of determining whether a quorum is present. Broker non-votes refer to the Company’s shares held in street name by a brokerage firm or nominee organization (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting.
If your shares are held in street name, the broker or nominee organization in whose name your shares are held is permitted to vote your shares on matters deemed "routine” at the Annual Meeting, even if you have not provided specific direction on how your shares should be voted. Under Florida law, abstentions and broker non-votes are not treated as votes "cast” and thus have no effect on the proposals at the Annual Meeting.
The only routine matter to be presented at the Annual Meeting is Item 4 (Ratification of the Appointment of Independent Registered Public Accounting Firm). If the broker firm or nominee organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote.”
Where can I find a list of shareholders entitled to vote as of the Record Date at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting during the Annual Meeting upon request via the chat function during the duration of the virtual Annual Meeting, and for ten days prior to the Annual Meeting, during normal business hours, at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445.
How may I communicate with the Company’s Board, a committee of the Board or the non-management directors on the Company’s Board?
You may contact any of our directors by writing to them c/o PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by the Company that is addressed to the independent members of the Board and request copies of any such correspondence.
When are shareholder proposals, including director nominations, due for the 2024 annual meeting of shareholders?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act”) shareholders may present proper proposals for inclusion in the Company’s 2024 proxy statement and for consideration at the 2024 annual meeting of shareholders by submitting their proposals to the Company, not less than 120 calendar days prior to the anniversary date of our Proxy Statement distributed to our shareholder in connection with our Annual Meeting. Therefore, proposals that shareholders wish to be included in next year’s proxy statement for the annual meeting of shareholders to be held in 2024 must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate

Secretary’s attention, no later than the close of business on February 20, 2024. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with our Bylaws (defined below), and regulations governing the solicitation of proxies.
Pursuant to our Second Amended and Restated Bylaws ("Bylaws”), a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 2 or 20% of the Company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s Bylaws. Notice of proxy access director nominees must be received not less than 120 days nor more than 150 days prior to the anniversary date of our Proxy Statement distributed to our shareholders in connection with our Annual Meeting. Therefore, notice of such nominees must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, no earlier than the close of business on January 21, 2024 and no later than the close of business on February 20, 2024.
Pursuant to our Bylaws, the Company must receive advance notice of any shareholder proposal, including the nomination of any shareholder candidates for the Board, to be submitted at the 2024 annual meeting of shareholders. We must receive such notice not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting. Therefore, notice of such proposals must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, no earlier than the close of business on April 5, 2024 and no later than the close of business on May 5, 2024. Our Bylaws set forth the information that is required in a written notice of a shareholder proposal.
Who is soliciting my proxy and who pays the cost?
The Company and its Board of Directors are soliciting your proxy. Our directors, officers, and employees may solicit proxies by email, telephone, mail, and personal contact. They will not receive any additional compensation for these activities. Additionally, we entered into an agreement with Okapi Partners LLC for advisory and solicitation services in connection with this solicitation, for which Okapi Partners will receive an estimated fee of $17,500, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi Partners will solicit proxies from individuals, brokers, banks and other institutional holders.The Company will also reimburse brokerage firms, banks, and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Alliance Advisors LLC is a company contracted by us to assist the Company in the tabulation of proxies and we may also use their proxy solicitation services for the Annual Meeting, if needed. The Company will bear all fees and costs for proxy solicitation.
Can different shareholders sharing the same address receive only one Annual Report on Form 10-K and Proxy Statement?
Yes. The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering only one annual report and proxy statement to that address. This process which is commonly referred to as "householding” can effectively reduce our printing and postage costs. Under householding, each shareholder would continue to receive a separate proxy card or voting instruction card. Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one set of our Annual Meeting materials per household this year. If your household received a single set of our Annual Meeting materials this year, you may request to receive additional copies of these materials by calling or writing your broker, bank, or other nominee. If you own your shares in street name, you can request householding by calling or writing your broker, bank, or other nominee.

ITEM 1 - ELECTION OF DIRECTORS
The Board of Directors unanimously recommends a vote "FOR” the election of the following nominees for director:
Leslie C.G. Campbell, Sandra Y. Campos, Gian M. Fulgoni, Mathew N. Hulett, and Diana Garvis Purcel.
The Company’s Bylaws provide that the Board of Directors of the Company shall consist of not less than three or more than eleven individuals. Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the five persons listed under "Nominees For Directors of PetMed Express, Inc.” for election as directors. Each of the nominees for director was elected by our shareholders at the annual meeting of shareholders in 2022 except for Ms. Campos who was appointed as a director by the Board on May 17, 2023. Contingent upon the election of the current slate of director nominees, the Board approved to reduce the size of the Board to five persons effective upon the close of the Annual Meeting.
Each of the nominated directors has agreed to serve if elected. If elected, the directors will serve until the next annual meeting of shareholders or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. However, if for some reason one or more of them is unable to accept nomination, or election, the Board may decrease the size of the Board, leave a vacancy unfilled or may designate a substitute nominee(s), and the proxies will be voted for the election of any such substitute nominee(s) designated by our Board of Directors. Biographical information for each nominee for director is presented below under "Nominees for Directors of PetMed Express, Inc.”
The Board of Directors and the Corporate Governance and Nominating Committee believe that each of the director nominees possesses important experience and skills that provide the Board of Directors with an optimal balance of leadership, competencies, qualifications, and diversity in areas that are important to the Company, and that each of the director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each director nominee is committed to employing his or her skills and abilities to aid the long-term interests of our shareholders. In addition, our director nominees are knowledgeable and experienced in one or more business, governmental, or academic endeavors, which further qualifies them for service as members of the Board of Directors.
ITEM 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors unanimously recommends a vote "FOR” the approval of the named executive officer compensation described in this Proxy Statement.
In accordance with the requirements of Regulation 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (a "say-on-pay”). This vote is advisory, which means that the vote on named executive officer compensation is not binding on the Company, the Company’s Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. We currently conduct annual shareholder advisory votes on named executive officer compensation. At our 2022 annual meeting of shareholders, our named executive officer compensation program was approved, on an advisory basis, by more than 84% of the votes cast. Our Compensation Committee believes that this level of approval is indicative of our shareholders’ general support of our compensation philosophy and goals. We encourage shareholders to read the Compensation Discussion and Analysis, the Fiscal 2023 Summary Compensation Table and the other related tables and disclosure, beginning on page 28 of this Proxy Statement, which describe the details of our named executive officer compensation program and the decisions made by the Compensation Committee.
Accordingly, we ask the Company’s shareholders to vote on the following resolution at the Annual Meeting: "RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2023 Summary Compensation Table and the other related tables and disclosure.”
ITEM 3 - ADVISORY VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY
VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors unanimously recommends that you vote for the option of "every year" as the preferred frequency for shareholder advisory votes on named executive officer compensation.
In accordance with the requirements of Regulation 14A of the Exchange Act and the related rules of the SEC, this Item 3 affords the Company’s shareholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently the Company should include an advisory vote on named executive officer compensation in its proxy materials for future annual shareholder meetings. Shareholders may indicate whether they would prefer that we conduct future shareholder advisory votes on named executive officer compensation every year, every two years, or every three years. Shareholders also may abstain from casting a vote on this Item 3.
The Board of Directors has determined that an annual shareholder advisory vote on named executive officer compensation is the most appropriate alternative for the Company and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation. In determining to recommend that shareholders vote for a frequency of once every year, the Board of Directors considered how an advisory vote at this frequency will allow the Company’s shareholders to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s business results for the corresponding period. An advisory vote occurring once every year will permit the Company’s shareholders to observe and evaluate the impact of any changes to the Company’s executive compensation policies and practices which have occurred since the last advisory vote on named executive officer compensation, including changes made in response to the outcome of a prior advisory vote on named executive officer compensation. At our 2017 annual meeting of shareholders, approximately 87% of the votes cast, on an advisory basis, were in favor of holding the vote on named executive officer compensation once every year.
This vote is advisory, which means that the vote on how frequently to hold a shareholder vote on named executive officer compensation is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. Shareholders may cast a vote in response to the resolution set forth below on the preferred voting frequency by choosing among four options (holding the vote every year, every two years or every three years, or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.
“RESOLVED, that the option of every year, every two years, or every three years that receives the highest number of votes cast for this resolution will be determined to be, on an advisory basis, the shareholder’s preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”
ITEM 4 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors unanimously recommends a vote "FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024.
The Audit Committee of our Board of Directors has approved and re-appointed RSM US LLP to audit our fiscal year 2024 consolidated financial statements. RSM US LLP has served us in this capacity since March 2001. Representatives of the firm are expected to be present at the virtual Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions.

DIRECTOR QUALIFICATIONS AND DIVERSITY
There are certain minimum qualifications for Board membership that director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant experience. "Diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership” as set forth in the Corporate Governance and Nominating Committee Charter ("Charter”). The Charter further provides that “To reflect the Company’s commitment to diversity, the initial list of candidates from which new independent director nominees are chosen by the Board will include qualified candidates who reflect diverse backgrounds, including, but not limited to, diversity of race, ethnicity, national origin, gender and sexual orientation.” For the avoidance of doubt, the Company uses the definition of diverse as adopted by NASDAQ, namely an individual who self-identifies as Female, as an Underrepresented Minority or as LGBTQ+. The Corporate Governance and Nominating Committee and the full Board of Directors implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to the Charter in the review and discussion of Board candidates when assessing the composition of the Board. On an annual basis, the Corporate Governance and Nominating Committee reviews its own performance, leads the Board in its annual review of the Board's performance, and reviews the Board structure to determine whether there is a need for an addition or other changes to the Board. Annually, and in fiscal 2023, the Corporate Governance and Nominating Committee reviewed the Company’s Board attributes matrix, in order to identify the current Board’s attributes and determine additional desirable skills to consider adding to the Board. As part of its authority and responsibilities as specified in its Charter, the Corporate Governance and Nominating Committee seeks individuals qualified to become Board members for recommendation to the Board, including evaluating persons suggested by shareholders or others.
Criteria contemplated when considering the need for Board recruitment or refreshment includes, but is not limited to, the current composition of the Board, the range of talents, experiences, contributions and skills that would best serve the Company’s strategy and complement those already represented on the Board, the balance of management and independent directors, the need for financial or other specialized expertise, and diversity. The assessment of candidates includes these criteria, along with a consideration of the nominee's judgment, experience, independence, possible conflicts of interest, understanding of the Company's or other related industries, a willingness and ability to devote adequate time to our Board’s duties, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board. The Corporate Governance and Nominating Committee then conducts appropriate inquiries into the backgrounds and qualifications of possible nominees in an effort to determine each proposed nominee's qualifications for service on the Board. With the foregoing director qualifications and commitment to diversity in mind, on May 17, 2023, the Board of Directors appointed Ms. Campos as a director.

Board Diversity Matrix of Current Directors (as of June 7, 2023)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Independent Directors	4	2
CEO, non-independent Director		1
Part II: Demographic Background
White	3	3
Hispanic/Latinx	1
The Company notes that, currently, a majority of the independent Directors on its Board of Directors are women. Contingent upon the election of the current slate of director nominees, the board size will be 5 directors, of which three of the independent directors are women, and one director, Ms. Campos, is ethnically diverse. The Company values diversity on its Board of Directors, and diverse characteristics continue to be key criteria in considering future board candidates.

Skills, Experience and Qualifications of Director Nominees
The Corporate Governance and Nominating Committee and the Board believe that the qualifications and attributes set forth in this Proxy Statement for the nominees support the conclusion that these individuals are qualified to serve as directors of the Company and collectively bring a balance of relevant skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business.

Board Qualifications of Director Nominees (as of June 7, 2023)

Animal Health/Welfare	■ ■ ☐ ☐ ☐
Retail/Ecommerce	■ ■ ■ ■ ☐
Technology:	■ ■ ■ ■ ☐
Marketing/Media:	■ ■ ■ ☐ ☐
Operations/Management:	■ ■ ■ ■ ☐
Public Boards:	■ ■ ■ ■ ☐
Risk Management	■ ■ ■ ☐ ☐
Strategy/M&A:	■ ■ ■ ■ ■
Supply Chain:	■ ■ ☐ ☐ ☐
NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.
The biographies of each of the director nominees, below, support the conclusion that these individuals are dedicated, ethical, highly regarded, and qualified to serve as directors of the Company. They collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business, and if elected, would constitute a balanced and multi-disciplinary Board composed of qualified and diverse individuals. The biographies each contain information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years or beyond if material, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of the director nominees considered as a group should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.
Contingent upon the election of the current slate of director nominees, the Board approved to reduce the size of the Board to five persons effective upon the close of the Annual Meeting. In addition, contingent upon the election of the current slate of director nominees, the Board approved that, upon the close of the Annual Meeting, (i) Ms. Campbell (the current Chair of the Corporate Governance and Nominating Committee) will serve as Chair of the Board’s Compensation Committee to fill the Chair vacancy left by Ms. Watson, the current Chair of the Board’s Compensation Committee, at which time Ms. Campbell will step down as Chair of the Corporate Governance and Nominating Committee, and (ii) Dr. Fulgoni (the Company’s Chair of the Board) will serve as Chair of the Board’s Corporate Governance and Nominating Committee (in addition to his position as Chair of the Board) to replace the Chair vacancy left by Ms. Campbell, the current Chair of the Board’s Corporate Governance and Nominating Committee.

LESLIE C.G. CAMPBELL, Independent Director, Chair of the Corporate Governance and Nominating Committee

Age:	64
Director Since:	2018
Director Status:	Independent Director
Committees:	Audit (F), Compensation, Corporate Governance and Nominating (C)
Current Public Boards:	Shapeways (NYSE:SHPW), LiveVox Holdings, Inc. (NASDAQ: LVOX)
(C): Chair (F): Financial Expert

Ms. Campbell has served as a member of our Board of Directors, and the Chair of the Corporate Governance and Nominating Committee, and a member of the Audit and Compensation committees since July 2018, and is considered to be an "audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. Ms. Campbell is an experienced public board director and former international executive with multi-disciplinary expertise, a history of global leadership, and success in formulating strategies that optimize the performance of enterprises from start up to multi-billion dollar market caps.
A frequent and sought-after speaker and panelist on corporate governance matters, Ms. Campbell was named to Women Inc. Magazine’s list of Most Influential Corporate Board Directors and is NACD Director Certified®. She is particularly recognized for strategic planning, for her international and technology experience, for demonstrating deep customer and product understanding, for her supply chain expertise, and for creating high performance, cross-cultural teams that deliver measurable results.

Since October 2021, Ms. Campbell has served as a member of the board of directors and chair of the compensation and human capital committee of Shapeways (NYSE:SHPW), and since June 2021, Ms. Campbell has been a member of the board of directors and chair of the audit committee of LiveVox Holdings, Inc. (NASDAQ: LVOX). From May 2016 to May 2022, Ms. Campbell served as a member of the board of directors of Coupa Software, Inc. (NASDAQ: COUP) , where she was the chair of the nominating and corporate governance committee and served on the audit committee. In 2023, Ms. Campbell joined the board and became chair of the audit committee of privately held PointClickCare, a healthcare software company based in Toronto, Canada. In 2019 she joined the advisory board of privately held Riley, Inc. (formerly Grapevine Solutions), a commercial relationship insights platform. In 2017, Ms. Campbell joined the Growth Advisory Board of Diligent, the privately held creator of Diligent Boards, the widely used board portal. From 2013 to 2019, she was a member of the board of directors of Bideawee, Inc., one of America’s first no-kill animal rescues, and served there as vice chairman and a member of the executive committee, as well as on the finance, audit and compensation committees. In 2023 she rejoined the board of directors of Bideawee, Inc.
Ms. Campbell previously served as the chief procurement officer for Reed Elsevier, Inc., a world leading provider of professional information solutions in the science, medical, legal, risk, and business sectors, from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of senior positions at Dell, Inc., most recently as the vice president of Worldwide Procurement, and previously as the vice president and general manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a senior manager. Ms. Campbell holds a B.A. in Business Administration from the University of Washington.
Ms. Campbell’s extensive and high-level experience in the financial services and technology industries, as well as her board experience with other private and public corporations, enables her to make very significant contributions to the Board’s decision-making processes, especially in strategy, corporate governance, operational, financial, technology and supply chain matters.

SANDRA Y. CAMPOS, Independent Director

Age:	56
Director Since:	2023
Director Status:	Independent Director
Committees:	Audit, Compensation, Corporate Governance and Nominating
Current Public Boards:	Big Lots (NYSE:BIG)
(C): Chair (F): Financial Expert

Ms. Campos has served as a member of our Board of Directors, and a member of the Audit, Compensation, and Corporate Governance and Nominating committees since May 17, 2023. Ms. Campos served as the chief executive officer of DVF (Diane von Furstenberg) (a luxury fashion brand) from April 2018 to November 2020. Prior to joining DVF, Ms. Campos was the co-president, Women’s Apparel, of Global Brands Group Holding Limited (a branded apparel, footwear and brand management company) from 2015 to April 2018, which included the Juicy Couture, Bebe, Buffalo, Tretorn, BCBG and Herve Leger brands. Ms. Campos also has held leadership roles prior thereto with apparel companies Polo Ralph Lauren and Nautica International. Ms. Campos also founded Fashion Launchpad (a continuing education platform for retail and fashion professionals) in June 2020, and created Dream out Loud in partnership with Selena Gomez (the first teen celebrity brand management company) which was established in 2009, and launched at retail in 2010. After her departure from DVF, Ms. Campos served as the chief executive officer of Project Verte Inc. (a retail technology and supply chain solutions provider) from November 2020 until November 2021. A receivership proceeding was filed against Project Verte Inc. in August 2022 in the Delaware Court of Chancery. The receiver subsequently filed a bankruptcy proceeding under Chapter 7 of the U.S. Bankruptcy Code with respect to Project Verte Inc. in January 2023 in the U.S. Bankruptcy Court for the District of Delaware.

Ms. Campos has been a member of the board of directors of Big Lots (NYSE:BIG), and a member of its audit committee and capital allocation planning committee since May 2021; an operating advisor of ShoulderUp Technology Acquisition Corp (SPAC) since October 2021; a member of the board of directors of Fabric (a modular and headless commerce solution) since August 2022, and; a member of the board of directors of PureRED, an advertising services company, since March 2023.
Ms Campos’ experience as a chief executive officer along with her extensive experience in retail, brand management and marketing allows her to bring current and relevant perspective to the Board. Along with her public and private board experience, Ms. Campos’ background allows her to make very significant contributions to the Board’s decision-making processes especially in consumer facing activities like marketing, brand management and social media.
DR. GIAN M. FULGONI, Independent Director, Chair of the Board of Directors

Age:	75
Director Since:	2002
Director Status:	Independent Chair of the Board
Committees:	Audit, Compensation, Corporate Governance and Nominating
Current Public Boards:	None
(C): Chair (F): Financial Expert
Dr. Fulgoni has served as a member of our Board of Directors since November 2002, contributing extensive marketing and advertising knowledge to the Board. Dr. Fulgoni has been the Chair of the Board since February 2021. Dr. Fulgoni has also served as a member of the Compensation, Audit and Corporate Governance and Nominating committees since 2002.
Dr. Fulgoni had previously been a member of our Board of Directors from August 1999 through November 2000, but left to devote his time to comScore, Inc., (at that time, ComScore Networks, Inc.), (NASDAQ: SCOR), a digital data and analytics company that he had co-founded, and which is now a recognized global leader in measuring the cross-platform world. Dr. Fulgoni served on the comScore board of directors from 1999 until April 2018. Dr. Fulgoni served as comScore’s executive chairman from 1999 to March 2014, chairman emeritus from March 2014 to August 2016, and chief executive officer from August 2016 to November 2017.
From 1981 until 1998, Dr. Fulgoni served as president and chief executive officer of Information Resources, Inc. (IRI), (then: NASDAQ: IRIC), a leading global supplier of retail scanner data and software services to the Consumer Packaged Goods (CPG) industry, where he grew the company’s revenues at an annual rate of 40% to more than $500 million annually and its market value to $1.5 billion. In 1996, IRI was recognized by Advertising Age magazine as the largest U.S. market research firm.
Additionally, by the time Dr. Fulgoni joined the Company’s Board of Directors, he had already been involved in the growth of other successful public companies. From 1991 until 1999, Dr. Fulgoni served as a member of the board of Platinum Technology, Inc., during which time the company grew from $80 million to more than $1 billion in annual revenues and established itself as a global leader in the software services industry. In 1999, Platinum Technology was acquired by Computer Associates in an all-cash transaction valued at $4.0 billion -- at the time the largest-ever acquisition in the software industry.
Dr. Fulgoni had also served on the board of U.S. Robotics from 1991 to 1994, prior to its acquisition in 1997 by 3 Com in a transaction valued at $8 billion, and in 1999, Dr. Fulgoni served on the board of yesMail.com, a leading supplier of permission-based e-mail services. In March 2000, yesMail.com was acquired by CMGI for approximately $700 million. Beginning in November 2013, Dr. Fulgoni served on the board of Cord Blood Registry (owned by GTCR, the leading private equity company) until its sale to AMAG Pharmaceuticals (NASDAQ: AMAG) in August 2015.
Dr. Fulgoni has repeatedly been recognized for his entrepreneurial skills. In 1991 and again in 2004, Dr. Fulgoni was named Illinois Entrepreneur of the Year, the only person to have twice received that honor. In 1992, Dr. Fulgoni received the Wall Street Transcript Award for outstanding contributions as chief executive officer in enhancing the overall value of IRI to the benefit of its stockholders. In 2008, Dr. Fulgoni was inducted into the Chicago Entrepreneurship Hall of Fame and was also an Ernst & Young® Entrepreneur of the Year award winner in the services category and was a national finalist. In 2014, the Advertising Research Foundation (ARF) conferred on him a Lifetime Achievement Award for outstanding contributions to the ARF board and support of the ARF community. In 2018, Dr. Fulgoni received a Lifetime Achievement Award from CableFax and the Erwin Ephron Demystification Award from the Advertising Research Foundation. In 2019, Dr. Fulgoni was inducted into the U.S. Market Research Hall of Fame.
Educated in the United Kingdom, Dr. Fulgoni holds a M.A. degree in Marketing from Lancaster University and a BSc. degree in Physics from the University of Manchester. In 2012, Dr. Fulgoni was awarded an Honorary Fellowship by the University of Glamorgan in Wales in recognition of his entrepreneurial skills and achievements in market research. In 2016, Dr. Fulgoni was awarded a Doctor of Science (honoris causa) degree by Lancaster University to mark his outstanding contribution to the field of global market research. In addition to serving on the Company’s Board of Directors, Dr. Fulgoni also currently serves on the board of directors of Prophet, a brand and marketing consulting company, since 2010; Fluree, a company that has pioneered a revolutionary data-first technology approach with its data management platform, since 2019; Varcode, a next-generation cold chain temperature management solution since 2019; QualSights, an immersive consumer insights platform since 2018; the North American Foundation for the University of Manchester (NAFUM), since 1998; and the senior advisory board for the Journal of Advertising Research, since 2013. Dr. Fulgoni is also a venture partner at 4490 Ventures, a Midwest venture capital fund, since 2017.
Dr. Fulgoni’s extensive and high-level experience in strategic and marketing industry trends allows him to bring an informed perspective and thoughtful insights and guidance to how the Company addresses strategic and marketing industry issues. This, as well as his executive and board involvement with other businesses and organizations, enables Dr. Fulgoni to make very significant contributions to the Board’s decision-making processes especially in evaluating marketing opportunities for the Company.
MATHEW N. HULETT, Chief Executive Officer, President, and Director

Age:	53
Director Since:	2021
Director Status:	Chief Executive Officer and Director
Committees:	None
Current Public Boards:	None
(C): Chair (F): Financial Expert
Mr. Hulett has served as a member of our Board of Directors, and Chief Executive Officer and President of the Company since August 2021.
Prior to joining the Company, Mr. Hulett served as the co-president of Rosetta Stone from January 2019 to July 2021 and was the president of Language at Rosetta Stone from August 2017 to July 2021. Rosetta Stone was previously a publicly held company (NYSE: RST) until taken private in October 2020. Mr. Hulett's duties at Rosetta Stone included leading all the entire business operations and strategic direction for the company's language business.

Prior to that, from October 2015 to March 2018, Mr. Hulett served as entrepreneur in residence at Voyager Capital, an information technology venture capital firm. From December 2015 to April 2017, Mr. Hulett served as the chief product officer at TINYpulse, a privately held SaaS- based Human Resources technology provider, where he was responsible for driving product strategy, design, and development.
From May 2013 to September 2015, Mr. Hulett served as the chief executive officer of Click Sales, Inc. (dba ClickBank), a privately held, top-100 internet retailer that provides digital lifestyle products to customers in 190 countries. Prior to ClickBank, Mr. Hulett served as senior vice president of RealNetwork’s games division from August 2010 to May 2013, where he led the right-sizing effort of the traditional gaming business and led the business’ turnaround strategy pivot into social and mobile gaming. He has also held the chief executive office role at AdXpose and was president of the corporate travel division of Expedia. He received his Bachelor of Arts degree in Marketing and Information Systems from the University of Washington.
DIANA GARVIS PURCEL, Independent Director, Chair of the Audit Committee

Age:	57
Director Since:	2022
Director Status:	Independent Director
Committees:	Audit (C)(F), Compensation, Corporate Governance and Nominating
Current Public Boards:	Ocean Power Technologies, Inc. (NYSE: OPTT)
(C): Chair (F): Financial Expert

Ms. Purcel has served as a member of our Board of Directors, and a member of the Audit, Compensation, and Corporate Governance and Nominating committees since April 2022, and Chair of the Audit Committee since July 2022. As an emerging voice on corporate governance and strategy, Ms. Purcel was named as a Director to Watch by Directors & Boards magazine and is NACD Director Certified®. Ms. Purcel has 20 years of experience as a chief financial officer, including 17 years with small cap publicly traded companies. Ms. Purcel has served on the board of directors of Ocean Power Technologies, Inc. (NYSE: OPTT) since December 2020, and on the board of directors, and as a member of the executive committee and chair of the finance committee, for the Animal Humane Society since December 2017. From March 2019 to June 2021 (when the company was sold), Ms. Purcel served on the board of directors for Now Boarding. From 2005 to 2008, Ms. Purcel served on the board of directors for Multicultural Foodservice and Hospitality Alliance, as the chair of its audit committee.

From April 2018 until May 2019, Ms. Purcel served as executive vice president and chief financial officer for Evine Live, Inc. (NASDAQ: EVLV), now known as iMedia Brands, Inc. (NASDAQ: IMBI), an interactive video and digital commerce company. From September 2014 until June 2017, Ms. Purcel served as the chief financial officer for Cooper’s Hawk Winery & Restaurants, LLC, which operated restaurants, manufactured private-label wines, and managed the largest wine club in the world.

From 2003 until 2014, Ms. Purcel served as chief financial officer and corporate secretary for Famous Dave’s of America, Inc. (at the time, NASDAQ: DAVE), which franchised and operated a casual dining restaurant chain of almost 200 locations in over 35 states. From September 2002 to June 2003, Ms. Purcel served as chief financial officer, and from April 1999 to September 2002, as vice president, controller and chief accounting officer of Paper Warehouse, Inc. (OTC: PWHS), a party-goods retailer and franchisor in 10 states.

Ms. Purcel has also worked with Arthur Andersen & Co, from 1988 to 1993 as a certified public accountant and senior auditor, and with other companies including Target Corporation (from 1994 to 1998 as a senior analyst). Ms. Purcel holds a Master’s in Business Administration from the University of St. Thomas, a Bachelor of Science in Management, with a concentration in Accounting, from Tulane University, and is a certified public accountant (inactive).

Ms Purcel’s 30 years of experience in finance, accounting, corporate strategy, governance, mergers and acquisitions, information technology, and overall general management, coupled with her experience as a chief financial officer in numerous public and private entities over a 20 year period, enables her to make significant contributions to the Board, Ms. Purcel brings significant financial experience and expertise, and is considered to be an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. .

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position(s)
Mathew N. Hulett	53	Chief Executive Officer, President and Director
Christine Chambers	46	Chief Financial Officer, Treasurer and Secretary

A description of the business experience of Mr. Hulett is provided above under the section named “Nominees for Directors of PetMed Express, Inc.”

CHRISTINE CHAMBERS, 46, Chief Financial Officer, Treasurer and Secretary
Ms. Chambers has served as the Company’s Chief Financial Officer since August 2022, the Company’s Treasurer since October 2022, and the Company’s Secretary since May 17, 2023. Ms. Chamber served as Senior Vice President, Chief Financial Officer and Treasurer of RealNetworks, Inc. (NASDAQ: RNWK) from March 2021 to July 2022. Prior to that, Ms. Chambers served as Vice President, Finance for Rosetta Stone Inc., from June 2018 to March 2021. Rosetta Stone was previously a publicly held company (NYSE: RST) until taken private in October 2020. From May 2016 to June 2018, Ms. Chambers served as RealNetworks’ Vice President, Finance. Previously, she served as an independent finance consultant, beginning 2015, and as Deputy Director Budget and Planning at the Bill & Melinda Gates Foundation, from 2013 to 2015. From 2005 to 2013, Ms. Chambers held several positions within the finance department of RealNetworks. Ms. Chambers holds a bachelor’s degree in finance from Loughborough University in the UK and an MBA from the University of Washington. Ms. Chambers is an Associate member of the Chartered Global Management Accountants (CGMA).
There are no family relationships between any of the executive officers and directors.
CORPORATE GOVERNANCE
The business and affairs of PetMed Express, Inc. are managed by or under the direction of our Board of Directors which is the Company’s ultimate decision-making body except with respect to those matters reserved to our shareholders. Our Board includes a majority of independent directors. Our Board reaffirms its accountability to shareholders through the shareholder election process. Our Board reviews and ratifies executive officer selection and compensation and monitors overall corporate performance and the integrity of our financial controls. Our Board also oversees our strategic and business planning processes.
Shareholder Communications with the Board
The Company provides an informal process for shareholders to send communications to our Board of Directors or specified individual directors or committees of the Board. Shareholders, who wish to communicate directly with our Board of Directors, or specified individual directors or committees of the Board, may do so in writing addressed to the Board of Directors, individual director or the committee of the Board c/o PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member or committee of the Board is referred to the Chair of the Corporate Governance and Nominating Committee.
Shareholder Outreach and Engagement
We value regular engagement with and feedback from a wide variety of stakeholders, including customers, employees, suppliers, and communities. We also recognize the value of listening to the views of our shareholders about our business and corporate governance matters, and we consider the relationship with our shareholders as an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understands and considers the issues of importance to our shareholders, so we are able to address them appropriately.

During fiscal 2023, we reached out by email and telephone to our top 15 institutional investors representing 57% of shares outstanding to request meetings to discuss any current issues or concerns they may have had. Four shareholders representing nearly 28% of our outstanding shares engaged with us about topics of importance to them, including our newly appointed Chief Executive Officer and the Company’s transformation. Other areas of interest were related to our corporate governance policies, our commitment to environmental, social, and governance matters, and executive compensation. These topics of interest are summarized below:

Topic	What We Heard From Shareholders	Responses We Provided
Company’s ongoing transformation	Shareholders requested an update on the Company’s transformation	The Company’s CEO provided an overview of both the new Company strategy and the progress toward key milestones for the Company's transformation, including:
-An executive summary of the new "Pet Health Expert" strategy which focuses on leveraging the Company's deep understanding of pet health and wellness to provide exceptional customer service and support.
-Progress on the transformation including increased focus on recurring revenue (e.g., AutoShip & Save), catalog expansion to include non-medication items such as pet food, as well as the introduction of unique and differentiated services like insurance and pet telemedicine.
-Additionally, the discussion covered the deployment of capital, examining both inorganic and organic strategies to accelerate the pace of the transformation.
Board Composition	Shareholders requested additional clarification about Board composition, diversity, and refreshment
The Company reiterated the Board’s commitment to diversity, Board composition and refreshment, and governance processes. The Board is currently comprised of directors with diverse backgrounds, experiences, and perspectives. We evaluate our overall Board composition, including diversity, at least annually during the formal Board and committee evaluation process. In May 2023, the Board welcomed Sandra Y. Campos to the Board of Directors, and Ms. Campos serves on the Audit, Compensation and Corporate Governance and Nominating committees. The Company notes that should all of the 2023 Director nominees be approved, our Board will be comprised of directors not only with diverse skills and backgrounds, but also who represent diversity of gender and ethnicity. In the future as the Board continues to evaluate Board composition and contemplate Board refreshment, our Corporate Governance and Nominating Committee will continue to include gender, underrepresented minority and LGBTQ+ diversity among the factors reviewed and considered in the Director nomination process. For more information see Director Qualifications and Diversity on page 9.

Environmental, Social, and Governance ("ESG”)	Shareholders requested further details on our Board’s commitment to ESG
The Company is committed to doing more for the broader environment, society and humanity, and this year we further defined our ESG strategy. Although we are still in the early stages of implementing our ESG strategy, we have committed to a 23% emissions reduction target by 2030 through the Science Based Target Initiative (SBTi). As part of our strategy, we will continue to build out our social programs that support pets, pet parents, and the veterinary community. We are committed to fostering, cultivating, and preserving a culture of diversity, equity, and inclusion. Additionally, we will publish our first introductory Sustainability Report this year. For more information see Environmental, Social, and Governance Matters on page 21.

Equity Grants	Shareholders requested information regarding to what extent equity was offered to employees throughout the Company, and information regarding the award of restricted stock or restricted stock units (RSUs)	We have included a table in this year’s Proxy Statement to detail the distribution of equity grants throughout the Company, and amended and restated the Company’s employee equity restricted stock plan and outside director equity restricted stock plan to allow for the granting of restricted stock units (RSUs) and, in the case of the employee plan, performance restricted stock units (PSUs), as well as restricted stock and restricted performance stock.
Short term and Long term compensation strategy	Shareholders were interested in executive compensation which included both long term and short term goals and incentives	For fiscal year 2024, the Company introduced an Annual Incentive Plan (AIP) for named executive officers which rewards the achievement of specific annual objectives. For fiscal year 2024 the AIP objectives are adjusted EBITDA and Revenue. For more information on the AIP, see page 31.
Director Resignation Policy for Uncontested Election of Directors
The Company's Bylaws currently provide for election of directors by a majority voting standard, under which each director nominee in an uncontested election must receive more "FOR" votes cast than "AGAINST" votes cast to be elected. Conversely, a director nominee in an uncontested election who does not receive more "FOR" votes cast than "AGAINST" votes cast would not be elected. Votes withheld, abstentions and broker non-votes will continue to have no effect on the outcome of an election. In the event that an incumbent director does not receive the requisite majority of votes cast in an uncontested election, the Company would follow a certain post-election resignation procedure (described below). In all contested director elections, in which a shareholder has duly nominated (and not withdrawn by a certain date) an individual for election to the Board, a plurality voting standard would apply. Under the post-election resignation procedure, any incumbent director who fails to receive the requisite number of votes for reelection in an uncontested election will be required to promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee will then make a recommendation to the Board on whether to accept or reject the resignation, and the Board will make the ultimate decision as to whether to accept or reject the resignation by considering factors it deems relevant, such as the percentage of outstanding shares represented by the votes cast at the meeting, the director nominee's past and expected future contributions to the Company, the overall composition of the Board and committees of the Board, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including the listing standards of The NASDAQ Stock Market LLC ("NASDAQ”) and the requirements of the federal securities laws). The Board will act on the resignation within 90 days following certification of the shareholder vote for the meeting and will promptly disclose its decision and rationale in a Current Report on Form 8-K filed with the SEC.
Policy with Regard to the Consideration of Director Candidate Recommendations by our Shareholders
The Corporate Governance and Nominating Committee has a policy pursuant to which it considers director candidates recommended by our shareholders. All director candidates recommended by our shareholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a shareholder must submit the recommendation in writing to our Corporate Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our proxy statement distributed to our shareholders in connection with our most recent annual meeting. The director candidate recommendation must provide the following information: (i) the name of the shareholder making the recommendation, (ii) the name of the candidate, (iii) the candidate’s resume or a listing of his or her qualifications to be a director, (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected, and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending shareholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The shareholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate. In addition, our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, may nominate director nominees constituting up to the greater of 2 or 20% of the Company’s Board that would be included in our proxy statement pursuant to our proxy access provisions. Nominating shareholders and nominees must satisfy the requirements set forth in our Bylaws, which can be found at https://www.1800petmeds.com/on/demandware.static/-/Sites-1800petmeds-Library/default/dweda67af6/images/aboutus/SecondAmendedandRestatedBylaws.3-24-2020.Final.pdf.
Corporate Governance and Nominating Committee’s Identification and Evaluation of Nominees for Director
The Corporate Governance and Nominating Committee is responsible for, among other things, identifying and evaluating potential director candidates, for reviewing the composition of the Board and the Board committees, and for making recommendations to the full Board of Directors on these matters. Throughout the year the Corporate Governance and Nominating Committee actively engages in Board succession planning, taking into account the following considerations: (1) input from Board discussions and from the Board and Board committee evaluation process, (2) specific backgrounds, skills, and experiences that would contribute to the overall Board and Board committee effectiveness; and (3) the future needs of the Board and Board committees in light of the Board tenure and the skills and qualifications of directors who are expected to retire in the future.
Potential candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations made by current directors, shareholders, executives, or executive search firms retained by the Corporate Governance and Nominating Committee or other persons. Working closely with the full Board, and as part of the Board's program for director succession planning and director recruitment, using the Board Attributes Matrix, the Corporate Governance and Nominating Committee will maintain and evaluate, at least annually, the Board composition based on directors' experience, qualifications, competencies, contributions, judgment, diversity, age, skills, ability to devote adequate time and energies to our Board’s duties and application of our general criteria for director nominees set forth in our Corporate Governance Guidelines, in order to allow the Board to focus on identifying and attracting new members that would most benefit the Board at a particular point in time. Based on the recommendations of the Corporate Governance and Nominating Committee, our Board of Directors is responsible for nominating members for election to our Board of Directors. Once a new director is elected by the shareholders or appointed by the Board of Directors, that new director will begin a director onboarding process. A tailored onboarding process enables new directors to learn our business and contribute to our Board immediately.
Corporate Governance Documents
Our Board is committed to sound and effective corporate governance principles and practices and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. The topics addressed in our Corporate Governance Guidelines include director qualifications, director responsibilities, management and director succession, director compensation, independence standards, stock ownership guidelines for non-employee directors and named executive officers and hedging or pledging activities relating to our securities.  Our Corporate Governance Guidelines are reviewed by the Board at least annually and updated as necessary. Our Corporate Code of Business Conduct and Ethics, which is applicable to all Company directors, officers, and employees, promotes our commitment to high standards for ethical business practices. On a yearly basis, a reminder memo is sent to all Company directors, officers, and employees concerning the necessity for compliance with the provisions of the Code of Business Conduct and Ethics and compliance is tracked and enforced. Our Corporate Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote: honest and ethical conduct; ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in regulatory filings and public statements; compliance with applicable laws, rules, and regulations; protection of the Company’s assets, including corporate opportunities and confidential information; the prompt reporting of violation of the code; and accountability for adherence to the Corporate Code of Business Conduct and Ethics.
Copies of our Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics are available on our website at www.petmeds.com under the section "About Us” located at the bottom of the website page, and are available without charge, upon written request to the Corporate Secretary at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445, or by contacting Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Corporate Code of Business Conduct and Ethics by posting such information on our website at the address specified above.
Meetings
During the fiscal year ended March 31, 2023 (“FY 2023”), there were five regular and six special meetings of our Board of Directors, and the Board took action eight times by written consent. Each then member of the Board attended or participated in all of the meetings of the Board, and all meetings of all committees of the Board on which such director served. All of the Company’s directors, as of July 28, 2022, attended the 2022 annual meeting of shareholders. Members of the Board are expected to attend all Board meetings, committee of the Board meetings on which such director serves, and annual meetings of our shareholders. In connection with each of our regularly scheduled Board meetings, our independent directors have the opportunity to meet in executive sessions without our non-independent directors and management. A director who is unable to attend our Annual Meeting is expected to notify the Board in advance of the meeting.
Committees of the Board of Directors
Our Board of Directors maintains an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. All members of the committees are considered independent directors under the rules of NASDAQ and the SEC governing the independence of directors. The following table shows the current members of each committee as of June 7, 2023, the number of committee meetings held during FY 2023, and the primary functions and oversight performed by each committee:

Committee	Functions
Audit Number of Meetings during FY 2023: 6 Members: Leslie C.G. Campbell, Financial Expert (1) Sandra Y. Campos (2) Peter S. Cobb Gian M. Fulgoni Diana Garvis Purcel*, Financial Expert (1) Jodi Watson
•Oversees the Company’s systems of internal controls regarding finance, accounting, and legal compliance
• Oversees the Company’s auditing, accounting and financial reporting processes generally
• Oversees the Company’s financial statements and other financial information provided by the Company to its shareholders, the public and others
• Oversees the Company’s compliance with legal and regulatory requirements
• Oversees the performance of the Company’s independent auditors
• Oversees the Company’s cybersecurity risks and issues related to cybersecurity
• Reviews and approves, subject to the approval of the Board, all related-party transactions
• Interprets and administers the Code of Business Conduct and Ethics, and oversees management’s monitoring and compliance with the Code of Conduct of Business Conduct and Ethics
• Conducts an annual performance evaluation of the committee

Compensation Number of Meetings during FY 2023: 6 Members: Leslie C.G. Campbell Sandra Y. Campos (2) Peter S. Cobb Gian M. Fulgoni Diana Garvis Purcel Jodi Watson*
•Establishes, in consultation with senior management, the Company’s general compensation philosophy, and oversees development and implementation of the compensation programs
•Reviews and approves corporate goals and objectives relating to the compensation of the Company’s CEO
•Recommends, subject to Board approval, salaries and other compensation matters for executive officers
•Approves annual incentive plans for the Company’s officers and employees, recommends grants of restricted stock for directors and officers, approves grants of restricted stock for employees, and supervises administration of employee benefit plans
•Oversees, in consultation with management, regulatory compliance with respect to compensation matters
•Reviews and approves any severance or similar termination payment proposed to be made to any Company executive or senior officer
•Recommends, subject to the approval of the Board of Directors, compensation for directors
•Conducts an annual performance evaluation of the committee

Corporate Governance and Nominating Number of Meetings during FY 2023: 4 Members: Leslie C.G. Campbell* Sandra Y. Campos (2) Peter S. Cobb Gian M. Fulgoni Diana Garvis Purcel Jodi Watson
•Recommends the slate of director nominees for election to Board of Directors
•Identifies and recommends director candidates to fill vacancies occurring between annual shareholders’ meetings
•Considers director candidates recommended by our shareholders
•Makes recommendations to the Board concerning the size, structure and composition of the Board and its committees
•Develops and recommends to the Board of Directors corporate governance principles
•Oversees succession planning for our directors and executive officers
•Leads annual review of performance of Board of Directors
•Oversees the Company’s environmental, social and governance ("ESG”) programs, including climate-related issues
•Conducts an annual performance evaluation of the committee

*Chair
(1)The Board has determined that each of Ms. Campbell and Ms. Purcel qualifies as an audit committee financial expert within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements, (d) understands internal controls over financial reporting, and (e) understands audit committee functions. An "audit committee financial expert” may qualify as such through: education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or, other relevant experience.
(2)Ms. Campos was appointed to our Audit, Compensation, and Corporate Governance and Nominating committees on May 17, 2023.
Our Board of Directors has adopted a written charter for each Board committee. All charters are available on our website at www.petmeds.com under the section "About Us” located at the bottom of the website page, and copies of each are also available without charge upon written request to the Corporate Secretary, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting our Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com.

Independent Directors and Meetings of our Independent Directors
Our Board of Directors has determined that each of the following current members of the Board of Directors is independent under the rules of NASDAQ and the SEC governing the independence of directors: Leslie C.G. Campbell, Sandra Y. Campos, Peter S. Cobb, Gian M. Fulgoni, Diana Garvis Purcel, and Jodi Watson. Our independent directors meet in executive sessions without our non-independent directors or management of our Company present. During FY 2023, our then independent directors held eight executive sessions, and four executive sessions with our independent registered public accounting firm, without our non-independent directors or management of our Company present.
Board Leadership Structure and Board’s Role in Risk Oversight
Our Board of Directors has determined that the separation of the offices of Chair of the Board and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the offices of the Chair of the Board and Chief Executive Officer will allow the Chief Executive Officer to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of management. Consistent with this determination, Gian M. Fulgoni serves as Chair of the Board of Directors, and is considered an independent director, and Mathew N. Hulett serves as our Chief Executive Officer. The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its shareholders.
Our Board of Directors, in conjunction with management, has responsibility for the oversight of risk management. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. The Board of Directors regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces. While the Board of Directors is ultimately responsible for oversight of the Company’s risk management practices, the Audit, Compensation and Corporate Governance and Nominating committees of the Board of Directors assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

In particular, the Audit Committee focuses on financial risk, including but not limited to internal controls, and the committee receives, reviews, and discusses regular reports from management and external auditors concerning risk assessment, and oversight over cybersecurity risk, and the committee receives and provides feedback on regular updates from management regarding cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, security features of the Company’s systems, the results of security breach testing, and also discusses recent incidents throughout the industry and the emerging threat landscape. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure, succession planning for our directors and executive officers, and corporate governance. See ‘Committees of the Board of Directors’ for a full description of the oversight responsibilities of each committee.
Environmental, Social, and Governance Matters

The Board believes that effective oversight of environmental, social and governance matters is core to driving shareholder value, managing strong risk oversight, attracting, and retaining employees, and contributing to the communities we serve.

Our approach to sustainability starts with our mission as a company – to be the most trusted pet health expert. In today’s quickly evolving world and business landscape, we believe we must define “health” holistically, addressing critical issues facing people and the planet that materially impact our ability to deliver on our mission. We frame these issues as:

Healthy planet: We are focused on lessening our environmental impact and incorporating practices that build environmental strength and resilience.

We are committed to playing a part in reducing carbon emissions and have set a reduction target in alignment with the Science Based Target Initiative. Namely, we are working toward a 23% decrease by 2030 (with a baseline year of 2021).

We are working to quantify our packaging and identify opportunities to reduce and optimize our packaging systems. We are capturing and preparing to report on waste reduction and recycling activities going forward.

With most of our business relying on national distribution of products, we are also focused on evaluating our logistics to optimize our transportation impact. We will set transportation reduction goals in the coming year.

Healthy pets & people: We view pet health as intrinsically tied to the health of people – starting with pet families and extending to the veterinary community, as well as those who work within our business and our suppliers. We feel a great sense of purpose in serving pet families and recognize that fulfilling our mission touches a broad community of people. We see enormous opportunities to positively impact their lives.

When Hurricane Ian struck in the fall of 2022, the Gulf Coast Humane Society lost all water and power and was forced to close for the foreseeable future. In addition to offering financial support, we donated products to a local animal rescue league, which took care of more than 50 displaced animals. Our employees, many of whom are pet parents themselves, rushed to participate in a donation drive.

PetMeds Cares is our non-profit arm, which supports pet rescue and adoption through annual product and medication donations to a range of U.S. rescue groups.

In addition, we are exploring a variety of other community programs to address access to pet healthcare, as well as the challenges facing the veterinary community due to under-staffing and overwork. We are actively looking to pilot a Pet Parent Grants Program with the local animal hospitals to provide funding for health services and prescriptions.

To help ensure a pipeline of diverse veterinary talent, we are exploring veterinary scholarship programs. We are also in the infant stages of exploring the creation of a veterinary council to advance animal care and promote the health and well being for both pets and those who care for them. Our goal is to engage vets on pressing issues such as under staffing and help forge solutions to challenges in the field.

We know that people are the key to our success. We are committed to hiring top talent, creating a diverse and inclusive company culture, providing meaningful career development and competitive compensation, offering health and wellness programs for our employees and providing other resources, all of which enhance our workplace environment. The Company currently employs 302 people, of which approximately 55% are racially or ethnically diverse and approximately 70% are female.

Healthy process: We believe that the work of sustainability starts with us and how we approach, assess, and monitor our business practices.

We are governed and held accountable for our sustainability and ESG efforts by our board of directors as well as our Chief Executive Officer and leadership team. Our board oversees ESG and sustainability through its corporate governance and nominating committee, which reviews and provides guidance on our strategy, progress, initiatives, and priorities.

We strive to be aligned with the desires of our employees, shareholders, and the communities we serve. We will continue to make strides to reduce our impact on the environment while continuing to create positive economic and investor value over the long term. We understand that sustainability, social responsibility, and good governance are important to our customers, employees, suppliers, and shareholders. Accordingly, active shareholder engagement and dialogue is also an integral part of our sustainability commitment as we work to develop a more comprehensive sustainability strategy.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, ("Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in the oversight of its financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of its consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.
The Audit Committee members are not practicing professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee meets regularly in executive sessions separately with members of the independent registered public accounting firm, the Company’s Chief Financial Officer and the Company’s internal audit services’ partner.
Among other matters, the Audit Committee monitors and oversees the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, registered public accounting firm independence and qualification matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm.
The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees internal control processes and compliance programs.
The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent registered public accounting firm by Auditing Standards No. 1301, "Communication with Audit Committees” issued by the Public Company Accounting Oversight Board.
RSM US LLP, the independent registered public accounting firm, also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees,” and the Audit Committee discussed with RSM US LLP the firm’s independence. Following the Audit Committee’s discussions with management and RSM US LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the FY 2023 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which was filed with the SEC on May 23, 2023.

Audit Committee of the Board of Directors

DIANA GARVIS PURCEL, Chair
LESLIE C.G. CAMPBELL
PETER S. COBB
GIAN M. FULGONI
JODI WATSON
SANDRA Y.CAMPOS (Appointed May 17, 2023)
PRINCIPAL ACCOUNTANT FEES AND SERVICES
RSM US LLP had billed the Company for audit and other fees during fiscal years 2023 and 2022. The following table sets forth the fees billed to us by RSM US LLP as of and for the fiscal years ended March 31, 2023 and March 31, 2022:

	For the Year Ended March 31,

	2023	2022
Audit fees	$423,766	$405,790
Other fees (tax-related)	39,880	33,600

Total accountant fees and services	$463,646	$439,390

Audit fees billed by RSM US LLP are related to the audit of our annual consolidated financial statements and of our assessment on internal control over financial reporting for the fiscal years ended March 31, 2023 and March 31, 2022. Audit fees also included the review of our Annual Report on Form 10-K for the years ended March 31, 2023and March 31, 2022, and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, September 30, and December 31, 2022 and 2021. Other tax-related fees, comprised of fees associated with tax compliance and services relating to tax returns including review and filing, were also provided by RSM US LLP during fiscal years 2023 and 2022.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
The Audit Committee shall:
•Have the responsibility to review and consider and ultimately pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm.
•Select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for shareholder approval. The Audit Committee also has the responsibility to approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The following sets forth what the Audit Committee shall do in order to fulfill its responsibilities and duties with respect to the independent registered public accounting firm: be directly responsible for the appointment, compensation approval and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing its audit report or related work.

•Have the sole authority to review in advance and grant any appropriate pre-approvals of: (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and (iii) in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in SEC periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services.
•Review the performance of the Company's independent registered public accounting firm on at least an annual basis.
•On an annual basis, review and discuss with the independent registered public accounting firm all relationships the independent registered public accounting firm has with the Company in order to evaluate the independent registered public accounting firm's continued independence. The Audit Committee: (i) shall ensure that the independent registered public accounting firm submit to the Audit Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent registered public accounting firm; (ii) shall discuss with the independent registered public accounting firm any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm; and (iii) shall satisfy itself as to the independent registered public accounting firm's independence.
•At least annually, obtain and review an annual report from the independent registered public accounting firm describing: (i) the independent registered public accounting firm's internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues.
•Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent registered public accounting firm, has not performed audit services for the Company for each of the five previous fiscal years.
•Review all reports required to be submitted by the independent registered public accounting firm to the Audit Committee under Section 10A of the Exchange Act.
•Review, based upon the recommendation of the independent registered public accounting firm and management, the scope and plan of the work to be done by the independent registered public accounting firm for each fiscal year.
Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of RSM US LLP and has concluded that the provision of such services is compatible with maintaining the independence of our registered public accounting firm. In accordance with the pre-approval policy for services of independent registered public accounting firm, our Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm, and the fees paid for such services.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of June 7, 2023, by (1) each person known by us to own beneficially or exercise voting or dispositive control over 5% or more of our outstanding common stock, (2) each of our directors and director nominees, (3) each of our named executive officers, and (4) all of our current executive officers and directors as a group. In general, "beneficial ownership” includes those shares a person or entity has the power to vote or transfer, and options or other convertible securities to acquire our common stock that are currently exercisable or releasable or become exercisable or releasable within 60 days. Applicable percentage ownership is based on 21,173,327 shares of common stock outstanding at June 7, 2023. Except as otherwise indicated by the footnotes below, we believe that the beneficial owners of the common stock named in the following table, based on information furnished by these owners, have sole investment, dispositive, and voting power with respect to these shares, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person is 420 South Congress Avenue, Delray Beach, FL 33445.

Name of Beneficial Owner Named Executive Officers and Directors	Aggregate Number of Shares Beneficially Owned		Percent of Shares Outstanding

Mathew N. Hulett	600,000	(1)	2.8%
Gian M. Fulgoni	68,510	(2)	*
Leslie C.G. Campbell	40,000	(3)	*
Jodi Watson	18,880	(4)	*
Peter S. Cobb	15,000	(5)	*
Diana Garvis Purcel	9,375	(6)	*
Sandra Y. Campos	1,623	(7)	*
Christine Chambers	16,000	(8)	*
Bruce S. Rosenbloom	45,540	(9)	*
All executive officers and directors as a group (eight persons)	769,388	(10)	3.6%

Other 5% Shareholders

BlackRock, Inc.	3,473,358	(11)	16.4%
The Vanguard Group	1,483,238	(12)	7.0%

*Less than 1% of the issued and outstanding shares.
(1)Mr. Hulett’s holdings include (i) 60,000 restricted shares under the 2016 Employee Equity Compensation Plan f/k/a the 2016 Employee Equity Compensation Restricted Stock Plan (“2016 Employee Plan”), which are subject to forfeiture in one-half increments before August 30, 2023 and 2024, in the event of termination of employment, and (ii) 510,000 performance restricted shares under the 2016 Employee Plan, which stock restrictions will lapse on August 30, 2024 upon (1) achieving various increments and absolute stock price hurdles before August 30, 2024, and (2) continued employment through August 30, 2024.
(2)Dr. Fulgoni’s holdings include (i) 2,500 restricted shares under the 2015 Outside Director Equity Compensation Plan f/k/a the 2015 Outside Director Equity Compensation Restricted Stock Plan (“2015 Director Plan”), which are subject to forfeiture before July 31, 2023, 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 30, 2023 and 2024, and 7,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before July 28, 2023, 2024, and 2025, in the event of cessation of service as a director, and (ii) 53,510 shares held of record by The Gian Fulgoni Living Trust dated March 14, 2013, Gian Fulgoni sole trustee.
(3)Ms. Campbell’s holdings include 2,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture before July 31, 2023, 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 30, 2023 and 2024, 1,667 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before January 11, 2024 and 2025, and 7,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before July 28, 2023, 2024, and 2025, in the event of cessation of service as a director.
(4)Ms. Watson’s holdings include 460 restricted shares under the 2015 Director Plan, which are subject to forfeiture before June 2, 2024, 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 30, 2023 and 2024, 1,667 restricted shares under the 2015

Director Plan, which are subject to forfeiture in one-half increments before January 11, 2024 and 2025, and 7,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before July 28, 2023, 2024, and 2025, in the event of cessation of service as a director.
(5)Mr. Cobb’s holdings include 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 30, 2023 and 2024, and 7,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before July 28, 2023, 2024, and 2025, in the event of cessation of service as a director.
(6)Ms. Purcel’s holdings include 1,250 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before April 4, 2024 and 2025, and 7,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before July 28, 2023, 2024, and 2025, in the event of cessation of service as a director.
(7)Ms. Campos’s holding include 1,623 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before May 17, 2024, 2025 and 2026, in the event of cessation of service as a director.
(8)Ms. Chamber's holdings include 13,000 restricted shares under the 2016 Employee Plan, which are subject to forfeiture in one-third increments before August 3, 2023, 2024, and 2025 in the event of termination of employment, and (ii) 3,000 performance-vesting restricted shares under the 2016 Employee Plan that were deemed outstanding as of date of this table (June 7, 2023) but were subsequently forfeited due to failure to satisfy the applicable performance-based vesting conditions.
(9)As of December 31, 2022, his last day of employment with the Company. Mr. Rosenbloom’s last day of service as chief financial officer of the Company was August 2, 2022.
(10) Incorporates (1) through (8), and excludes Mr. Rosenbloom, our former chief financial officer.
(11) As of December 31, 2022, based on information provided in a Schedule 13G/A filed January 23, 2023. BlackRock, Inc. has sole voting power with respect to 3,435,639 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 3,473,358 of the reported shares, and shared dispositive power with respect to none of the reported shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, NY 10055.
(12) As of December 31, 2022, based on information provided in a Schedule 13G/A filed February 9, 2023. The Vanguard Group has sole voting power with respect to none of the reported shares, shared voting power with respect to 30,168 of the reported shares, sole dispositive power with respect to 1,436,884 of the reported shares, and shared dispositive power with respect to 46,354 of the reported shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and officers, we believe that all reporting requirements for fiscal year 2023 were complied with by each person who at any time during the 2023 fiscal year was a director or an officer or held more than 10% of our common stock, except for the following: Carolyn Carden filed a late Form 3, twelve days late, on May 17, 2022. The late filing was due to administrative oversight by the Company that was not the fault of the reporting person.
REPORT OF THE COMPENSATION COMMITTEE
The following Report of the Compensation Committee of our Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The primary purposes of our Compensation Committee of our Board of Directors, a committee which is comprised solely of independent directors, are to oversee the administration of the Company's compensation programs on behalf of our Board of Directors, to review the compensation of executive officers and directors, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be filed with the SEC in connection with our Annual Meeting.

Compensation Committee of the Board of Directors

JODI WATSON, Chair
LESLIE C.G. CAMPBELL
PETER S. COBB
GIAN M. FULGONI
DIANA GARVIS PURCEL
SANDRA Y. CAMPOS (Appointed May 17, 2023)
COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The role of the Compensation Committee is to oversee the administration of the Company's compensation and benefit plans and policies, to review the compensation of the executive officer(s) and directors, to administer our stock plans, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters.
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement. Our named executive officers for the fiscal year ended March 31, 2023 were Mathew N. Hulett, Chief Executive Officer and President ("CEO”), Christine Chambers, Chief Financial Officer and Treasurer (and appointed Secretary on May 17, 2023)("CFO”), and Bruce S. Rosenbloom, former chief financial officer and treasurer. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Compensation Philosophy
The objective of our compensation programs, as it has been in prior years, is to attract and retain top talent. Our compensation plans are designed to motivate and reward employees for achievement of positive corporate results and also to promote and enforce accountability. In determining the compensation arrangement of our executives, we are guided by the following key principles:
•Attract and Retain Top Talent.  Our compensation arrangements should be sufficient to allow us to attract, retain, and motivate executives with the necessary skills and talent to successfully manage our business. In order to attract, retain, and motivate such executives, we seek to compensate our executives at levels that are consistent with or more attractive than other available opportunities in the respective executive’s marketplace.
•Promote Corporate Performance Accountability.  So that executive compensation is aligned with our business objectives and corporate performance, compensation is tied, in part, to financial performance of our business so that executives are held accountable through their compensation for contributions to our performance as a whole through the performance of the tasks for which they are responsible.
•Promote Individual Performance Accountability.  So that executive officers who contribute to our operating and financial performance are rewarded and motivated, compensation is tied, in part, to the individual executive’s performance to encourage and reflect individual contributions to corporate performance. Individual performance, as well as performance of the Company, and responsibility areas that an individual oversees, are factors in assessing a particular individual’s performance.
•Align Shareholder Interests.  Compensation is tied, in part, to our financial performance through the grant of long-term incentives under our equity plans, which help to align our executives’ interests with those of our shareholders.
Compensation Consultant: The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of our CEO or senior executive compensation. During fiscal 2023, the Compensation Committee consulted with Meridian Compensation Partners, LLC, a nationally recognized third-party compensation consulting firm regarding compensation practices and programs, as well as overall industry compensation trends and dynamics, and executive pay for our CEO. The Compensation Committee has assessed the independence of the compensation consulting firm considering the factors set forth in applicable SEC rules and the Listing Rules of the NASDAQ Stock Market, LLC and has concluded no conflicts of interest were raised by the work performed by the compensation consultant.
The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation. The Compensation Committee reviews and recommends to the full Board of Directors the total compensation to be paid to our CEO, each year. The Compensation Committee reviews and recommends to the full Board of Directors on an annual basis, the long-term incentives to be awarded to other executive officers and key employees. As part of this process, the Compensation Committee reviews benchmarking of the aggregate level of executive compensation, as well as the mix of elements used to compensate the executive officers. In addition, the Compensation Committee has historically taken into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry.
While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process. At the request of the Compensation Committee, a compensation benchmarking analysis had been conducted to assist in the determination of appropriate executive compensation for fiscal years including 2021, 2022 and 2023. The information gathered about the peer companies was as follows: market capitalization, annual revenue, and annual earnings per share. The specific mix of elements of compensation that were benchmarked included: annual salary, bonuses, and stock-based compensation (which included both stock options and restricted stock). Averages of each of the above categories were calculated. Our Company’s data was then compared to the averages of the comparable companies’ data.

The peer group for fiscal 2023 included the following twelve (12) companies:

1-800-Flowers	Blue Apron	e.l.f. Beauty
Stitchfix	imedia Brands	LifeVantage
Medifast	Nature’s Sunshine Products	Natural Health Trends
PetIQ	The RealReal	Mannatech

The criteria used to determine the peer group included: U.S. based and traded on major exchanges, internet and direct marketing, revenue ranging between $50 million and $1.25 billion (a wide revenue range, given the Company’s unique niche business), and other specific business model similarities. See "Employment Agreements and Other Agreements with Mathew N. Hulett, Chief Executive Officer, President, and Director, Christine

Chambers, Chief Financial Officer, Treasurer, and Secretary, and Bruce S, Rosenbloom, Former Chief Financial Officer and Treasurer” on page 39 for a detailed description of the CEO’s and CFO’s current employment agreements.
The CEO evaluates the performance of the other executive officer and key employees on an annual basis and makes recommendations to the Compensation Committee with respect to stock and other award grants pursuant to the Company’s equity plans.
Application of our Philosophy
Our executive compensation program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to our business. In fiscal year 2023 we maintained an executive compensation program which included a short-term component (annual cash compensation), specifically, base salary, and a long-term component, specifically, restricted stock.
We believe that these components are appropriate to provide incentives to our senior management and reward them for achieving the following goals:
•develop a culture that embodies a passion for our Company, creative contribution, and a drive to achieve established goals and objectives;
•provide leadership to our Company in such a way as to maximize the results of our business operations;
•lead us by demonstrating forward thinking in the operation, development, and expansion of our Company;
•effectively manage organizational resources to derive the greatest value possible from each dollar invested; and
•take strategic advantage of the market opportunity to expand and grow our business.
Our executive compensation structure aims not only to compensate top talent at levels that our Board of Directors believes are consistent with or more attractive than other opportunities in an executive’s marketplace, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short- and long-term performance results and relative to the value we deliver to our shareholders. We seek to maintain a performance-oriented culture with a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Overall, our approach is designed to relate the compensation of our executive officers to: the achievement of short- and long-term goals and objectives; their willingness to challenge and improve existing policies and structures; and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.
Components of our Executive Compensation Program
Annual Cash Compensation - Base Salary
The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executives’ salary levels and any increases are based upon a number of considerations, including the individual’s tenure in the role, the individual’s current and sustained performance results and the methods utilized to achieve such results, and non-financial performance indicators to include strategic developments for which an executive has responsibility and managerial performance. The Compensation Committee exercises discretion in making salary decisions taking into account, among other things, each executive’s performance goals and the Company’s overall performance.

Long-Term Incentive Compensation
Long-Term Incentives. Since 2006, our long-term incentives have been in the form of restricted stock issuances. Commencing in FY 2022, our long-term incentives have also included restricted performance stock issuances, and commencing in fiscal year 2024, our long-term incentives will also include restricted stock units and performance stock units.
Our Board of Directors and shareholders previously adopted and approved the 2016 Employee Equity Compensation Restricted Stock Plan, effective July 29, 2016 ("2016 Employee Plan”), under which shares of restricted stock were issued through April 2023. The 2016 Employee Plan was succeeded by a 2022 Employee Equity Compensation Restricted Stock Plan adopted by the Board of Directors and shareholders effective July 28, 2022 ("2022 Employee Plan”), allowing awards of restricted stock to be made until July 28, 2032. Our Board of Directors and shareholders also adopted and approved a 2015 Outside Director Equity Compensation Restricted Stock Plan, effective July 24, 2015 (the "2015 Director Plan”), which allows awards of restricted stock to be made to non-employee directors until July 24, 2025. In June 2023, our Board of Directors amended and restated the 2022 Employee Plan to authorize the grant of restricted stock units and performance stock units thereunder and renamed the plan as the “2022 Employee Equity Compensation Plan”, and the Board of Directors also amended and restated the 2015 Director Plan to authorize the grant of restricted stock units thereunder and renamed the plan as the “2015 Outside Director Equity Compensation Plan.” See "Equity Compensation Plan Information” on page 52 for a detailed description of these equity compensation plans.
The purpose of the 2016 Employee Plan was to, and the purpose of the 2022 Employee Plan is to promote the interests of the Company by securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment that such employees will have to the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock. All full-time employees were eligible to receive awards under the 2016 Employee Plan and are eligible to receive awards under the 2022 Employee Plan. We have historically granted restricted stock grants to certain full-time employees, primarily management, after their one-year anniversary of hire. However, in fiscal year 2023, restricted stock grants were issued on the hire date of certain employees to attract the best candidates to the Company. Beginning in fiscal year 2024, we have commenced the issuance of restricted stock units and performance stock units under the 2022 Employee Plan.
The purpose of the 2015 Director Plan is to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who are not employees or affiliates of the Company or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to establish their meaningful ownership of the Company’s common stock, thereby increasing their proprietary interest in the Company and their alignment with the interests of the Company’s shareholders.
Annual Incentive Plan (commencing with fiscal year 2024)
In June 2023, upon the recommendation of the Compensation Committee, our Board of Directors adopted an Annual Incentive Plan, or AIP, that is designed to reward our CEO and CFO with a cash bonus for meeting or exceeding financial and other performance goals during a fiscal year (beginning with fiscal year 2024). Under the AIP, for each fiscal year, we will establish a target bonus opportunity for both of our CEO and CFO that is equal to the percentage of such person’s base salary that he or she will receive as a cash bonus if the AIP performance goals are achieved at target. However, the actual bonus received may be higher or lower depending on our level of achievement of the AIP financial performance goals. For the 2024 fiscal year, our Board of Directors, upon the recommendation of the Compensation Committee, established a bonus target opportunity of 100% of base salary for our CEO and 50% of base salary for our CFO, with payout amounts being weighted 40% on achievement of a pre-established revenue target and 60% on achievement of a pre-established adjusted EBITDA target. The threshold bonus amount for our CEO and CFO is 50% of the target bonus, and the maximum bonus amount is 200% of target for our CEO and 150% of target for our CFO.
As the AIP was not in place for fiscal year 2023, our CEO and CFO did not receive any bonus under the AIP for such fiscal year.

Perquisites and Other Compensation Benefits

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including life and health (medical, dental, and vision) insurance, medical and dependent care flexible spending accounts, paid time off, 401(k) matching contributions. According to the terms of Mr. Hulett’s employment agreement and Ms. Chambers’s employment agreement, the Company is not responsible for the payment of withholding taxes related to their restricted stock issuances. In general, we do not view perquisites as a significant component of our executive compensation structure; however, the Compensation Committee in its discretion may revise, amend, or add to officer(s)’ executive benefits.
Stock Ownership Guidelines
In order to encourage ownership by our named executive officers and directors to have an equity interest as owners of the Company, our Board of Directors has adopted minimum stock ownership guidelines for our named executive officers and non-employee members of our Board of Directors (collectively, "Covered Persons”). These stock ownership guidelines are intended to align the financial interests of the Covered Persons with our shareholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock at levels sufficient to assure our shareholders of their commitment to long-term value creation. Under our stock ownership guidelines, our named executive officers and the non-employee members of our Board of Directors are required to acquire and hold shares of our common stock with a value at least equal to the following multiple of their annual base salary or cash retainer, as applicable:

•CEO - five times annual base salary;
•other named executive officers - two times annual base salary; and
•non-employee members of Board of Directors - five times annual cash retainer.
Covered Persons have five years from the effective date of the stock ownership guidelines or, if later, from commencement of service as a named executive officer or non-employee member of our Board of Directors to achieve compliance with the applicable guideline. Thereafter, compliance is assessed annually on January 31st of each year. The value of shares and share equivalents is determined using the 30-day average closing trading price of our common stock prior to the applicable measurement date. If, at the applicable compliance measurement date, a Covered Person does not meet the applicable guideline, then, until he or she is in compliance with the guidelines, he or she will be expected to hold 50% of the net shares acquired thereafter as a result of the exercise, vesting or settlement of any equity award received from the Company. The Board of Directors may waive or change the holding requirements in the case of extraordinary circumstances to be determined by the Board of Directors in its sole discretion. From time to time the Board of Directors will consider and may reset the level of common stock ownership that it considers appropriate for the guideline.
As of January 31, 2023 and as of the Record Date, all of our named executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership.
Recovery of Performance-Based Compensation (Clawback)
The Company’s Corporate Governance Guidelines include a clawback policy, which provides that, in the event there is a material restatement of the Company's financial results filed with the SEC due to fraud or intentional misconduct, the Compensation Committee of the Board shall review the performance-based compensation and incentives received by executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Compensation Committee shall seek, through the exercise of their business judgment, the recovery of any such compensation and incentives as the Compensation Committee determines are in excess of the performance-based compensation and incentives that would have been received by such officers based on the restated financial results.

In October 2022, the SEC adopted rules requiring that the stock exchanges establish new listing rules setting minimum standards for clawback policies that must be implemented by their listed companies. In March 2023, the NASDAQ, on which our stock is listed, released a proposed listing rule implementing the SEC’s rule, and on June 9, 2023 amended the proposed listing rule to be effective October 2, 2023 . Upon adoption of the NASDAQ rule, we will implement the newly required policies by amending the policy described above or adopting additional compliant policies.
Anti-Hedging and Anti-Pledging Policies
The Board believes that it is important to align the interests of the Company’s directors and executive officers with those of the Company’s shareholders and considers it inappropriate for directors and executive officers of the Company to engage in speculative transactions in the Company’s securities. Directors, officers, and employees of the Company are prohibited from entering into any transaction designed to hedge or having the effect of hedging (including derivative transactions), the economic risk of owning the Company’s securities. Examples of transactions that fall within this prohibition include trading in options, puts, calls and other similar instruments related to Company securities. In addition, directors, officers, and employees of the Company are prohibited from engaging in short sales (i.e., selling securities the directors, officers and employees of the Company do not own) of Company securities. Regardless of any other provision of this Company policy, the prohibitions set forth therein are not eligible for the granting of an exception.
Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise not permitted to trade in the Company’s securities, directors, officers, and employees of the Company are prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.
EXECUTIVE COMPENSATION
On an annual basis, the Company’s management prepares a budget, which is presented to the Board of Directors, and this annual budget is discussed and must be approved by the Board. The annual budget serves as a baseline for the Company’s performance goals, including those of the executive officers. The CEO’s FY 2023 annual compensation package was comprised of salary and stock-based compensation pursuant to his employment agreement, determined by the Compensation Committee of the Board of Directors and approved by the Board Directors.
On August 25, 2021, the Company entered into an employment agreement with Mr. Hulett to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 30, 2021 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Mr. Hulett or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Mr. Hulett will receive an annual base salary of $500,000, including other benefits. On August 30, 2021, Mr. Hulett was granted 90,000 restricted shares of common stock under the 2016 Employee Plan, which vest on the anniversary of the grant date in one-third increments over a period of 3 years, and 510,000 performance restricted shares of common stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on (i) achieving absolute stock price hurdles, within the three-year period from the date of grant, and (ii) continued employment through August 30, 2024. Meridian Compensation Partners, LLC was retained by the Compensation Committee in fiscal year 2023 to ensure the current compensation plan for our CEO was in line with industry standards, and optimal for the benefit of the Company and its shareholders.
The current CFO’s FY 2023 compensation package was comprised of salary and stock pursuant to her employment agreement entered into on August 3, 2022, as approved by the Compensation Committee and the Board of Directors. The employment agreement is for an initial term of one (1) year commencing on August 3, 2022 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Ms. Chambers or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Ms. Chambers will receive an annual base salary of $375,000, subject to periodic review for increases with the approval of the Board of Directors, and will be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. Ms. Chambers also received pursuant to the terms of the employment agreement a one-time sign-on bonus in the amount of $50,000, which is subject to pro-rata repayment if Ms. Chambers terminates employment with the Company within the first twelve months of employment. In addition, the Company will reimburse Ms. Chambers for her documented business expenses incurred in connection with her employment pursuant to the Company's standard reimbursement expense policy and practices.
See "Employment Agreements and Other Agreements with Mathew N. Hulett, Chief Executive Officer, President, and Director, Christine Chambers, Chief Financial Officer, Treasurer, and Secretary, and Bruce S, Rosenbloom, Former Chief Financial Officer and Treasurer” on page 39 for a detailed description of the CEO’s current employment agreement.
The former CFO’s annual compensation package for fiscal year 2023 was comprised of salary only.
The former CFO’s compensation for fiscal 2022 was based on the former CFO’s 2021 goals, which included on a percentage basis: Net Revenue (25%), Net Income (25%), General and Administrative Expenses as a Percentage of Sales (25%), Investor Outreach (15%), and the Employee Engagement Survey (10%). The goals of Net Revenue, Net Income, and General and Administrative Expenses were Company-wide goals and are based on the Board-approved budget. The Investor Outreach Goal (percentage of communication with the top 25 holders) was a goal specific to the former CFO and Employee Engagement Survey (measures employee satisfaction) was a Company-wide goal. Similar to previous years, the evaluation method used, measures performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal. With respect to the former CFO’s annual compensation package for the fiscal year ended March 31, 2022, the chart below reflects his fiscal 2021 goals, which were the basis for the fiscal 2022 compensation, and the weight placed, and rating received on each goal. The total represents the weight multiplied by the rating. The former CFO’s overall total rating was 2.40.

Goal	Budget	Actual	Weight	Rating	Total
Net Revenue (in millions)	$325.0	$309.2	25%	2.01	0.50
Net Income (in millions)	$28.7	$30.6	25%	4.33	1.08
G&A Expenses as a percent of sales	8.7%	9.15%	25%	1.00	0.25
Investor Outreach (% engaged)	60%	24%	15%	1.00	0.15
Employee Engagement Survey	82.0%	84.3%	10%	4.15	0.42
Total					2.40
With respect to the former CFO’s annual compensation package for the fiscal year ended March 31, 2022, a total rating of 1 earned no raise; a total rating of 2 earned a 2.0% raise; a total rating of 3 earned a 4.0% raise; a total rating of 4 earned a 6.0% raise; and a total rating of 5 earned an 8.0% raise. Based on the above-indicated total of 2.40, the former CFO earned a 2.8% raise in annual salary for the fiscal year ended March 31, 2022.
Stock-based compensation is also determined based on the above performance criteria. With respect to the former CFO’s annual stock-based compensation for the fiscal year ended March 31, 2022 he was awarded 9,925 restricted shares of common stock in July 2021, based on the above total rating of 2.40. This award was increased by 5,000 restricted shares, by the Board of Directors, due to the substantial additional responsibilities the former CFO assumed during the CEO transition period in fiscal 2022. In total the former CFO received a restricted stock award of 14,925 shares on July 30, 2021.
In previous fiscal years, an annual bonus was based on a Company-wide goal determined by management based on the Company’s reorder goal. A minimum bonus pool was determined, and the bonus pool would increase depending on exceeding the goal. This bonus pool was then distributed to all employees, except for the CEO. The distribution amount was based on position and time of service. In fiscal 2022, the Company’s former CFO earned a bonus of $1,200.
FISCAL YEAR 2023 SUMMARY COMPENSATION TABLE
The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s named executive officers ("Named Executive Officers”) for the fiscal years ended March 31, 2023, 2022, and 2021.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)

Mathew N. Hulett, (1) Chief Executive Officer and President	2023	$500,000	$-	$-	$34,119	$534,119
	2022	278,846	-	12,303,000	20,759	12,602,605
	2021	-	-	-	-	-

Christine Chambers, (2) Chief Financial Officer	2023	237,981	50,000	346,080	17,420	651,481
	2022	-	-	-	-	-
	2021	-	-	-	-	-

Bruce S. Rosenbloom, (3) Former Chief Financial Officer	2023	274,523	-	-	306,378	580,901
	2022	356,106	1,200	468,496	130,657	956,459
	2021	336,600	1,200	311,220	135,669	784,689
(1)Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.
(2)Ms. Chambers was appointed as our Chief Financial Officer on August 3, 2022.
(3)Mr. Rosenbloom served as our chief financial officer from May 2001 until August 2, 2022, and also served as Interim chief executive officer, along with his regular duties as chief financial officer, in August 2021 for which his salary included an additional $10,000 in compensation for assuming those added responsibilities, and remained as an employee of the Company from August 3, 2022 until December 30, 2022.
The amounts reported in the Bonus column (column (d)) reflect the annual bonus paid out in the years provided except for the sign on bonus for Ms. Chambers. The annual bonus is based on a Company-wide goal determined by management, the bonus details are described above.
The amounts reported in the Stock Awards column (column (e)) reflect the grant date fair value, associated with each Named Executive Officer’s restricted stock award under the 2016 Employee Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation). For the fiscal year ending March 31, 2022, Mr. Hulett was granted 90,000 restricted shares of common stock on August 30, 2021 under the 2016 Employee Plan, which stock restrictions will lapse on the anniversary of the grant date over a period of 3 years conditioned on continued employment through the restricted periods. On August 30, 2021, Mr. Hulett was also granted 510,000 shares of performance restricted stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on achieving absolute stock price hurdles, within a three-year period from the date of grant and conditioned on continued employment through the performance period. The value of the 510,000 performance restricted shares issuance to Mr. Hulett was valued by a third-party valuation firm, and these shares were valued at $9.7 million, or $19.06 per share as at August 30, 2021. The valuation firm utilized a Monte Carlo model to value the performance restricted shares and looked at several other factors such as historical stock price volatility.

For the fiscal year ending March 31, 2022, Ms. Chambers was granted 13,000 restricted shares under the 2016 Employee Plan, which are subject to forfeiture in one-third increments before August 3, 2023, 2024, and 2025 in the event of termination of employment, and (ii) 3,000 performance-vesting restricted shares under the 2016 Employee Plan. Although the Stock Awards column reflects the grant date fair value of all such shares, the performance-vesting shares were subsequently forfeited due to failure to satisfy the applicable performance-based vesting conditions.
For the fiscal years ended March 31, 2022 and 2021, Mr. Rosenbloom was granted 14,925 restricted shares of common stock on July 30, 2021 and granted 9,975 restricted shares of common stock on July 31, 2020. Pursuant to the terms of the CFO Transition and Separation Agreement with Mr. Rosenbloom, the Company reduced the restriction period on an aggregate of Mr. Rosenbloom’s 13,275 outstanding restricted shares issued under the 2016 Employee Plan to end (and the shares vested) on his separation date on December 31, 2022
The amounts reported for the fiscal year ended March 31, 2023, in the All Other Compensation column (column (i)) reflect, for each Named Executive Officer, the sum of (i) amounts paid by the Company for withholding taxes related to restricted stock issuances, $0 for Mr. Hulett, $0 for Ms. Chambers, and $77,992 for Mr. Rosenbloom, (ii) the dollar value of healthcare costs paid by the Company, $34,119 for Mr. Hulett, $17,420 for Ms. Chambers, and $34,290 for Mr. Rosenbloom, and (iii) amounts contributed by the Company to the Company’s 401(k) Plan, $0 for both Mr. Hulett and Ms. Chambers and $12,200 for Mr. Rosenbloom. Included in Mr. Rosenbloom’s all other compensation column was his separation agreement severance in the amount of $181,896. Amounts paid by the Company for withholding taxes related to restricted stock issuances and contributions paid to the Company’s 401(k) Plan are calculated on the same basis for all participants in the plan, including the Named Executive Officers. According to the terms of Mr. Hulett’s employment agreement and Ms. Chambers’s employment agreement, the Company is not responsible for the payment of withholding taxes related to their restricted stock issuances and as of December 2022, Mr Rosenbloom was responsible for his withholding taxes related to restricted stock issuances.
The Company cautions that the amounts reported in the Fiscal 2023 Summary Compensation Table for stock awards reflect the grant date fair value and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment, and for performance based shares, the achievement of performance criteria. Additional information on all outstanding restricted stock awards is reflected in the Fiscal 2023 Outstanding Equity Awards at Year-End table below.
FISCAL 2023 GRANTS OF PLAN-BASED AWARDS
The following table supplements the disclosure in the Fiscal 2023 Summary Compensation Table with respect to stock awards made to the Named Executive Officers in fiscal 2023.

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (l)

Mathew N. Hulett (1)	-	-	-	-	-	-
Christine Chambers (2)	8/3/2022	16,000	-	-	$21.63	$346,080
Bruce S. Rosenbloom (3)	-	-	-	-	-	-
(1)Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.
(2)Ms. Chambers was appointed as our Chief Financial Officer on August 3, 2022.

(3)Mr. Rosenbloom served as our chief financial officer from May 2001 until August 2, 2022, and no grants were awarded to him in FY 2023. Pursuant to the terms of the CFO Transition and Separation Agreement with Mr. Rosenbloom, the Company reduced the restriction period on an aggregate of Mr. Rosenbloom’s 13,275 outstanding restricted shares issued under the 2016 Employee Equity Compensation Restricted Stock Plan to end (and the shares vested) on his separation date on December 31, 2022.
Ms. Chambers received an initial equity award under the 2016 Employee Plan consisting of (i) an award of 13,000 restricted shares, and (ii) 3,000 performance restricted shares, which were based on the attainment of performance criteria equally weighted between adjusted EBITDA and revenue as of the fiscal year ended March 31, 2023. The Board has determined that the performance criteria was not attained, and the performance restricted shares were terminated, cancelled and forfeited to the Company pursuant to the terms and conditions of the performance restricted shares. The restricted shares will be released from restriction equally over a three (3) year period on the anniversary of the grant date. Our employee equity compensation plans are administered by the Compensation Committee. Restricted stock grants are made on an annual basis in amounts determined/approved by the Compensation Committee. Beginning in fiscal year 2024, these grants may be made in the form of restricted stock (including performance-vesting restricted stock), restricted stock units, performance stock units or a combination thereof.
FISCAL 2023 OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of March 31, 2023, which consist of restricted stock awards.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Mathew N. Hulett	-	-	-	-	60,000	(1)	$974,400
	-	-	-	-	510,000	(2)	8,282,400

Christine Chambers	-	-	-	-	13,000	(3)	211,120
	-	-	-	-	3,000	(4)	48,720

Bruce S. Rosenbloom	-	-	-	-	-	(5)	-

(1)These shares of restricted stock were granted on August 30, 2021. The restrictions on these shares will be released equally on the second and third anniversaries of the grant date conditioned on continued employment through the restricted periods.
(2)These shares of performance restricted stock were granted on August 30, 2021. The restrictions on these shares will be released on the third anniversary of the grant date based on reaching various stock hurdle prices before the three-year anniversary of the grant date and conditioned on continued employment through the performance period.
(3)These shares of restricted stock were granted on August 3, 2022. The restrictions on these shares will be released on the first, second, and third anniversaries of the grant date conditioned on continued employment through the restricted periods.
(4)The 3,000 shares of performance restricted stock were granted on August 3, 2022. The shares were based on the attainment of performance criteria equally weighted between adjusted EBITDA and revenue as of the fiscal year ended March 31, 2023, and the Board determined after March 31, 2023 that the performance criteria was not attained, and the performance restricted shares were accordingly terminated, cancelled and forfeited to the Company pursuant to the terms and conditions of the performance restricted shares.
(5)Pursuant to the terms of the CFO Transition and Separation Agreement with Mr. Rosenbloom, the Company reduced the restriction period on an aggregate of Mr. Rosenbloom’s 13,275 outstanding restricted shares issued under the 2016 Employee Plan to end (and the shares vested) on his separation date on December 31, 2022.
The amounts reported in the Market Value of Shares or Units of Stock That Have Not Vested column (column (h)) were determined by multiplying the number of shares of common stock, as applicable, by $16.24, the closing price of common stock on March 31, 2023. The Company cautions that the amounts reported in the 2023 Grants of Plan-Based Awards table and the Fiscal 2023 Outstanding Equity Awards at Year-End table for these stock awards reflect the grant date fair value and market value at March 31, 2023, and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.
FISCAL 2023 OPTION EXERCISES AND STOCK VESTED
The following table sets forth certain information regarding delivery of restricted stock upon the release of restrictions on the restricted stock by each of our Named Executive Officers listed in the Fiscal 2023 Summary Compensation Table, during fiscal 2023.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Mathew N. Hulett (1)	-	-	30,000	$619,200
Christine Chambers (2)	-	-	-	-
Bruce S. Rosenbloom (3)	-	-	24,725	484,838
(1)Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.
(2)Ms. Chambers was appointed as our Chief Financial Officer on August 3, 2022.
(3)Mr. Rosenbloom served as our chief financial officer from May 2001 until August 2, 2022.
The value realized on the vesting of restricted stock for Mr. Hulett was determined by multiplying the 30,000 shares acquired on vesting by $20.64 the closing price of the common stock at the vesting date, on August 30, 2022. The value realized on the vesting of restricted stock for Mr. Rosenbloom was determined by multiplying the 3,150 shares acquired on vesting by $21.83, the closing price of the common stock at the vesting date, on July 26, 2022, 8,300 shares acquired on vesting by $21.82, the closing price of the common stock at the vesting date, on July 29, 2022, and 13,275 shares acquired on vesting by $17.70, the closing price of the common stock at the vesting date, on December 30, 2022.
2023 Pension Benefits and Deferred Compensation
The Company does not provide pension benefits and the Company does not have provisions for deferred compensation.

Employment Agreements and Other Agreements with Mathew N. Hulett, Chief Executive Officer, President, and Director, Christine Chambers, Chief Financial Officer, Treasurer, and Secretary, and Bruce S. Rosenbloom, Former Chief Financial Officer and Treasurer
Mathew N. Hulett, Chief Executive Officer and President
On August 25, 2021, the Company entered into an employment agreement with Mr. Hulett to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 30, 2021 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Mr. Hulett or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Mr. Hulett will receive an annual base salary of $500,000, subject to periodic review for increases with the approval of the Board of Directors, and will be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. The employment agreement also provides that the Company will reimburse Mr. Hulett for his documented business expenses incurred in connection with his employment pursuant to the Company's standard reimbursement expense policy and practices.
The employment agreement contains certain rights of Mr. Hulett and the Company to terminate Mr. Hulett’s employment, including termination by the Company for "Cause” as defined in the employment agreement, and termination by Mr. Hulett for "Good Reason” as defined in the employment agreement within twelve (12) months of a Change of Control as defined in the employment agreement. Mr. Hulett is also entitled to severance pay equal to twelve (12) months of Mr. Hulett’s current base salary and eighteen (18) months of health insurance benefits in the event of his termination by the Company without Cause, or termination by Mr. Hulett for Good Reason within twelve (12) months of a Change of Control. The foregoing severance benefits are conditioned upon Mr. Hulett’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.
On August 30, 2021, Mr. Hulett also received an award of 90,000 shares of restricted stock under the Company’s 2016 Employee Plan, which stock restrictions lapse(d) pro rata on each of August 30, 2022, August 30, 2023, and August 30, 2024, which are subject to forfeiture in the event of termination of employment (except as provided in the restricted stock agreement).
Mr. Hulett also received an award of 510,000 shares of performance restricted stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on (i) achieving absolute stock price hurdles within the three-year period from the date of grant, and (ii) continued employment through the performance period of three years from the date of grant, in accordance with the following schedule: 85,000 shares at the stock hurdle price of $40 per share, 107,000 shares at the stock hurdle price of $45 per share, 106,000 shares at the stock hurdle price of $50, 106,000 shares at the stock hurdle price of $55, and 106,000 shares at the stock hurdle price of $60.
Should none of the absolute stock price hurdles be met during the three-year period from the date of grant no shares would vest (as defined in the performance restricted stock agreement). Once the absolute stock price hurdle is achieved, it will be considered to have met the absolute stock price hurdle, regardless of the stock price on the third anniversary of the date of grant. The absolute stock price hurdle would be considered to have been met if the average closing stock price of the Company is at or above the absolute stock price hurdle for a period of ninety (90) consecutive trading days. If the shares would be considered to have met the absolute stock price hurdle, they will only vest on the third anniversary of date of grant, subject to Mr. Hulett’s continued employment through the performance period of three years from the date of grant (except as provided in the performance restricted stock agreement). As of June 7, 2023, none of the performance restricted stock vested, as no performance stock price hurdles were met.

Christine Chambers, Chief Financial Officer, Treasurer, and Secretary
On August 3, 2022, the Company entered into an employment agreement with Ms. Chambers to serve as the Company’s Chief Financial Officer. The employment agreement is for an initial term of one (1) year commencing on August 3, 2022 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Ms. Chambers or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Ms. Chambers will receive an annual base salary of $375,000, subject to periodic review for increases with the approval of the Board of Directors, and will be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. Ms. Chambers also received pursuant to the terms of the employment agreement a one-time sign-on bonus in the amount of $50,000, which is subject to pro-rata repayment if Ms. Chambers terminates employment with the Company within the first twelve months of employment. In addition, the Company will reimburse Ms. Chambers for her documented business expenses incurred in connection with her employment pursuant to the Company's standard reimbursement expense policy and practices.
The employment agreement contains certain rights of Ms. Chambers and the Company to terminate Ms. Chambers’ employment, including termination by the Company for "Cause” as defined in the employment agreement, and termination by Ms. Chambers for "Good Reason” as defined in the employment agreement within twelve (12) months of a Change of Control as defined in the employment agreement. Ms. Chambers is also entitled to severance pay equal to twelve (12) months of Ms. Chambers’ current base salary and twelve (12) months of health insurance benefits in the event of her termination by the Company without Cause, or termination by Ms. Chambers for Good Reason within twelve (12) months of a Change of Control. The foregoing severance benefits are conditioned upon Ms. Chambers’ execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.
On August 3, 2022, Ms. Chambers received an award of 13,000 shares of restricted stock under the Company’s 2016 Employee Plan, which stock restrictions will lapse pro rata on each of August 3, 2023, August 3, 2024, and August 3, 2025, which are subject to forfeiture in the event of termination of employment (except as provided in the restricted stock agreement).
On August 3, 2022, Ms. Chambers also received an award of 3,000 shares of performance restricted stock under the 2016 Employee Plan, which performance restricted shares were subject to vesting based on the attainment of performance criteria equally weighted between adjusted EBITDA and revenue during the fiscal year 2023, which performance restricted stock was forfeited pursuant to the terms of the performance criteria set forth in the award.
On June 15, 2023, Ms. Chambers was granted 11,750 restricted stock units under the 2022 Employee Plan subject to time-based vesting (the “RSUs”), of which 3,750 of the RSUs were awarded in recognition of Ms. Chambers’ contributions during fiscal year 2023 and of which the remaining 8,000 were part of the equity award cycle for fiscal year 2024. One-third of the RSUs will vest on each of the first three anniversaries of the date of grant, subject to Ms. Chambers’ continued employment with the Company through the applicable vesting date, with any unvested RSUs being forfeited upon Ms. Chambers ceasing to be an employee of the Company. Notwithstanding the foregoing, in the event that Ms. Chambers resigns for “Good Reason” (as defined in the RSU award agreement) or is terminated without cause prior to the vesting of the RSUs, a pro rata portion of the unvested RSUs that would have otherwise vested at the end of year of termination will become vested upon termination.
Also on June 15, 2023, Ms. Chambers received a grant of 8,000 performance stock units (the “PSUs”). Ms. Chambers will earn shares of our common stock pursuant to the PSUs based on the Company’s total shareholder return (“TSR”) relative to the S&P 600 Specialty Retail Index (“Index”) over an overall three-year performance period consisting of the 2024 through 2026 fiscal years, as follows:

● 100% of the target number of shares, which is 8,000 shares, will be earned if the Company’s TSR is equal to or greater than the 75th percentile of the Index (the “maximum target payout”);
● 50% of the target number of shares, which is 4,000 shares, will be earned if the Company’s TSR is equal to at least the 50th percentile of the Index;
● 25% of the target number of shares, which is 2,000 shares, will be earned if the Company’s TSR is equal to at least the 25th percentile of the Index (the “minimum threshold”);
● No shares will be earned if the TSR is less than the 25th percentile of the Index, and the payout is capped at 2,000 shares if absolute TSR is negative, regardless of relative position to the Index; and
● Linear scaling will be used to determine the number of shares earned for performance between the maximum target payout level and the minimum threshold payout level.

With certain exceptions (such as death and disability), the PSUs will be forfeited if Ms. Chambers ceases to be employed before the end of the performance period.
Bruce Rosenbloom, Former Chief Financial Officer and Treasurer
The Company entered into an offer letter with Mr. Rosenbloom, our former chief financial officer, in May 2001, and Amendment No. 1 to the offer letter in August 2017. The offer letter agreement had no specific term and constituted at-will employment. On August 2, 2022, the Company and Mr. Rosenbloom entered into a CFO Transition and Separation Agreement (“CFO Separation Agreement”). Pursuant to the CFO Separation Agreement, following the termination of Mr. Rosenbloom’s status as chief financial officer, without cause, effective at the end of the day on August 2, 2022, Mr. Rosenbloom continued to serve as an employee of the Company to provide transition services to the Company through his date of termination of employment with the Company. The CFO Separation Agreement provided that his employment would end on the first to occur, of December 31, 2022 or such earlier date of termination as is determined by the Company at the Company’s sole discretion (“Separation Date”). While Mr. Rosenbloom served as an employee of the Company, he continued to receive his current base salary and benefits as was currently in effect.
Pursuant to the CFO Separation Agreement, and subject to Mr. Rosenbloom’s execution and non-revocation of a general release of claims in favor of the Company, compliance with the terms and conditions of the Agreement and with applicable restrictive covenants, and the performance of transition services, the Company agreed to provide Mr. Rosenbloom with the following payments and benefits: (A) twelve months’ severance pay at his current base salary, paid in two equal lump-sums, with the first such payment to be paid on the Company’s next payroll date following the Separation Date, which Separation Date was December 31, 2022, and the second to be paid on the Company’s next payroll date six-months following the Separation Date, (B) payment equal to the cost of COBRA premiums for Mr. Rosenbloom and his dependents until the earliest of (i) the last day of the period ending on the date that is twelve (12) months following the Separation Date, or (ii) the date when Mr. Rosenbloom becomes eligible for substantially equivalent health insurance coverage in connection with new employment; (C) reduce the restriction period on an aggregate of Mr. Rosenbloom’s 13,275 outstanding restricted shares issued under the 2016 Employee Equity Compensation Restricted Stock Plan to end on the Separation Date, and (D) reduce his existing non-compete obligation following employment with the Company to a period of 12 months.
Potential Payments on Termination and/or Change of Control
This section describes the payment that may be made to Mr. Hulett and Ms. Chambers upon termination or change of control of the Company pursuant to and as described in their respective employment agreements.
The employment agreements for Mr. Hulett and Ms. Chambers contain certain rights of Mr. Hulett and Ms. Chambers, respectively, and the Company to terminate the employment of Mr. Hulett and Ms. Chambers, respectively, including termination by the Company for "Cause” (as defined in the employment agreements), and termination for "Good Reason” (as defined in the employment agreements) by Mr. Hulett and Ms. Chambers, respectively, within either the sixty (60) days prior to the consummation of a Change of Control (as defined in the employment agreements) where such Change of Control was under consideration at the time of the termination date or twelve (12) months after the date upon which a Change of Control occurs. Mr. Hulett is entitled to severance pay equal to twelve (12) months of Mr. Hulett’s current base salary and eighteen (18) months of health insurance benefits in the event of his termination by the Company without Cause, or termination by Mr. Hulett for Good Reason (as described above), and Ms. Chambers is entitled to severance pay equal to twelve (12) months of Ms. Chambers’ current base salary and twelve (12) months of health insurance benefits in the event of her termination by the Company without Cause, or termination by Ms. Chambers for Good Reason (as described above). The foregoing severance benefits are conditioned upon the execution of a release of claims and compliance with certain restrictive covenants by Mr. Hulett and Ms. Chambers, respectively. The employment agreements for Mr. Hulett and Ms. Chambers contain customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement. In addition, the restricted stock agreements and performance restricted stock agreements with Mr. Hulett and Ms, Chambers, respectively, provide that the restrictions on all or a portion of the shares granted will lapse (and the shares will vest) upon certain termination events, including death or disability of the executive, termination by the Company of the executive without Cause, or termination by the executive, respectively, for Good Reason (as described above).

The table below provides estimates for compensation payable to each of our NEOs under hypothetical termination of employment and change of control scenarios under our compensatory arrangements other than nondiscriminatory arrangements generally available to salaried employees. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.

For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions were:
• NEO’s rate of base salary as of March 31,2023;
• Change of control occurring on March 31,2023;
• Termination of the NEO’s employment occurring on March 31,2023;
• A price per share of $16.24, which was the closing price of our common stock on March 31,2023, the final trading day of fiscal year 2023; and
• Performance-based awards measured at actual level of achievement for fiscal year 2023, which was 0%.

Each of the columns in the table below show the total hypothetical payment estimate upon a specified event and the amounts in the columns should not be aggregated across the table.

	Involuntary Termination (1)	Involuntary Termination within 12 months after a Change of Control (2)
Mr. Hulett
Base salary continuation	$500,000	$500,000
Continued benefits	52,285	52,285
Equity acceleration	974,400	974,400
Total	1,526,685	1,526,685
Ms. Chambers
Base salary continuation	375,000	375,000
Continued benefits	34,857	34,857
Equity acceleration	211,120	211,120
Total	620,977	620,977
Mr. Rosenbloom (3)
Base salary continuation	–	–
Continued benefits	–	–
Equity acceleration	–	–
Total	–	–
(1) For purposes of this table, an involuntary termination consists of our termination of their respective employment without cause.
(2) For purposes of this table, an involuntary termination within 12 months after a change of control consists of our termination of their respective employment without cause or their resignation for good reason.
(3) Employment was terminated prior to March 31, 2023. Severance benefits were received as described above in Mr. Rosenbloom's CFO Transition and Separation Agreement.
Non-Compete and Non-Disclosure Agreements
Mr. Hulett, Ms. Chambers and Mr. Rosenbloom are each subject to restrictive covenants regarding non-disclosure, non-compete and non-solicitation with the Company. Each executive agreed to keep in confidence any and all confidential business information the executive becomes aware of or learns or to which he or she has access during his or her employment with the Company which has not been publicly disclosed and is not a matter of common knowledge. Each executive also agreed that upon termination of employment, each will not, for a period of one (1) year after such termination, either directly or indirectly, as a principal, officer, director, proprietor, employee, contractor, partner, investor (apart from owning stock in any publicly traded corporation so long as such ownership does not exceed five percent (5%) of the total value of the outstanding stock of such corporation), advisor, agent, representative or other participant engage in any business that is in actual or prospective competition with the Company, solicit or otherwise attempt to induce or solicit, or in any other manner influence, any current or future employee or vendor of the Company to terminate or modify his/her/its relationship with the Company, or solicit or otherwise attempt to induce or solicit, or in any other manner influence, any customer or prospective customer of the Company.
Limitation on Liability and Indemnification Matters
Our Bylaws contain provisions that limit the liability of our directors and executive officers for monetary damages to the fullest extent permitted by the Florida Business Corporation Act, and requires us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Florida Business Corporation Act or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Florida Business Corporation Act or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding our CEO. For the fiscal year ended March 31, 2023 as determined under Item 402 of Regulation S-K under the Exchange Act ("Regulation S-K”):
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $48,280; and
•the annual total compensation of our CEO was $534,119 (excluding the valuation of our CEO’s restricted shares that vested with a change in value of $(154,800) and unvested performance and restricted shares that currently have a change in value of $(7,833,600)).
Based on this information, for fiscal 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 11:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As permitted by SEC rules, to identify our median employee, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for fiscal 2023 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in fiscal 2022, and the value of equity awards granted to our employees in fiscal 2023.
For any full time employees who were hired during the 2023 fiscal year, an estimated amount was used based on their hourly rate or annual salary. Further, we used March 31, 2023 as the date on which to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. Based on this approach, we selected the individual who represented the median employee. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our Fiscal 2023 Summary Compensation Table.
2023 Pay versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other NEOs and certain financial performance of the Company regarding fiscal years ended March 31, 2023, 2022 and 2021. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Pay versus Performance Table

Year[1]	Summary Compensation Table Total for CEO (Akdag)	Summary Compensation Table Total for CEO (Hulett)	Compensation Actually Paid to CEO (Akdag)[2]	Compensation Actually Paid to CEO (Hulett)[2]	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs [3]	Value of Initial Fixed $100 Investment Based On:		Net Income ($Mn)	Company Selected Performance Measure: Stock Price [5]
							Company Cumulative TSR	Peer Group Cumulative TSR[4]
2022	–	$534,119	–	$(7,454,281)	$616,191	$389,848	$64.67	$233.68	$0.23	$16.24
2021	1,237,110	12,602,605	1,094,037	10,031,005	956,459	722,151	96.82	145.51	21.10	25.80
2020	2,194,586	–	2,429,241	–	784,689	909,443	126.46	222.29	30.60	35.18
Notes:
1.The CEO and other NEOs for the indicated years were as follows: (i) for 2023, our CEO was Mr. Mathew N. Hulett, who has served as our CEO since August 30, 2021, and our other NEOs were Mr. Bruce Rosenbloom, who served as our chief financial officer from 2001 until August 2, 2022, and Ms. Christine Chambers, who has serviced as our Chief Financial Officer since August 3, 2022; (ii) for 2022, our CEOs were Mr. Menders Akdag, who served as our CEO from 2001 until August 29, 2021, and Mr. Mathew N. Hulett and our other NEO was Mr. Bruce Rosenbloom; and for 2021, our CEO was Mr. Menders Akdag and our other NEO was Mr. Bruce Rosenbloom.
2.Amounts reported in this column are based on total compensation reported for our CEOs in the Summary Compensation Table (SCT) for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

	2022	2021

Total Compensation for CEO (Mr. Akdag) as reported SCT for the covered year	$1,237,110	$2,194,586
Deduct pension values reported in SCT for the covered year	–	–
Deduct grant date fair value of equity awards reported in SCT for the covered year	–	1,179,360
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	–	–
Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	–	1,329,615
Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	–	–
Add dividends paid on unvested shares/share units and stock options	–	–
Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year.	–	–
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	(143,073)	84,400
Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	-	-
Compensation Actually Paid to CEO (Akdag)	$1,094,037	$2,429,241

	2023	2022

Total Compensation for CEO (Mr. Hulett) as reported SCT for the covered year	$534,119	$12,602,605
Deduct pension values reported in SCT for the covered year	–	–
Deduct grant date fair value of equity awards reported in SCT for the covered year	–	12,303,600
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	–	–
Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	–	9,732,000
Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	–	–
Add dividends paid on unvested shares/share units and stock options	–	–
Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year.	(7,833,600)	–
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	(154,800)	–
Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	–	–
Compensation Actually Paid to CEO (Hulett)	$(7,454,281)	$10,031,005
3.Amounts reported in this column are based on the average of the total compensation reported for our other NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

	2023	2022	2021

Total Compensation for Other NEOs as reported SCT for the covered year	$616,191	$956,459	$784,689
Deduct pension values reported in SCT for the covered year	–	–	–
Deduct grant date fair value of equity awards reported in SCT for the covered year	173,040	468,496	311,220
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	–	–	–
Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	–	385,065	350,871
Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	–	–	–
Add dividends paid on unvested shares/share units and stock options	–	–	–
Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year.	–	(91,875)	62,671
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	(53,303)	(59,002)	22,432
Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	–	–	–
Compensation Actually Paid to Other NEOs	$389,848	$722,151	$909,443

4.For the indicated covered year, the peer group was composed of the following companies:

Fiscal 2021	Fiscal 2022	Fiscal 2023
1-800-FLOWERS.COM, Inc.	1-800-FLOWERS.COM, Inc.	1-800-FLOWERS.COM, Inc.
Blue Apron Holdings, Inc.	Blue Apron Holdings, Inc.	Blue Apron Holdings, Inc.
FTD, Inc.	e.l.f. Beauty, Inc.	e.l.f. Beauty, Inc.
iMedia Brands, Inc.	iMedia Brands, Inc.	iMedia Brands, Inc.
LifeVantage Corporation	LifeVantage Corporation	LifeVantage Corporation
Mannatech, Incorporated	Mannatech, Incorporated	Mannatech, Incorporated
Medifast, Inc.	Medifast, Inc.	Medifast, Inc.
Natural Health Trends Corp.	Natural Health Trends Corp.	Natural Health Trends Corp.
Nature's Sunshine Products, Inc.	Nature's Sunshine Products, Inc.	Nature's Sunshine Products, Inc.
Nutrisystem, Inc.	PetIQ, Inc.	PetIQ, Inc.
PetIQ, Inc.	Stitch Fix, Inc.	Stitch Fix, Inc.
Youngevity International, Inc.	The RealReal, Inc.	The RealReal, Inc.
The Company’s fiscal 2021 proxy incorrectly referenced the peer group used to benchmark executive compensation as relating to fiscal 2020 rather than fiscal 2021.

5.In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our executive officer to company performance for the most recently completed fiscal year. The Company determined Company stock price, which is a metric included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table.
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance
The charts below describe the relationship between compensation actually paid to our chief executive officer and to our other named executive officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

# Compensation Actually Paid ("CAP") vs. Company Cumulative TSR and Peer Group TSR

$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
$(4,000)
$(6,000)
$(8,000)
$(10,000)
Compensation Actually Paid ($000s)
$250
$200
$150
$100
$50
$0
Total Shareholder Return
$222.29
$2,429
$909
$126.46
$—
$1,094
$722
$145.51
$10,031
$96.82
$—
$390
$233.68
$64.67
$(7,454)
2021
2022
2023
CAP to CEO (Akdag)
Average CAP to Other NEOs
CAP to CEO (Hulett)
Company Cumulative TSR
Peer Group Cumulative TSR

Compensation Actually Paid ("CAP") vs. Net Income
Compensation Actually Paid ($000s)
Net Income (millions)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
$(4,000)
$(6,000)
$(8,000)
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
$(10)
$2,429
$909
$—
$30.60
$1,094
$722
$10,031
$21.10
$—
$390
$(7,454)
$0.23
2021
2022
2023
CAP to CEO (Akdag)
Average CAP to Other NEOs
CAP to CEO (Hulett)
Net Income

Compensation Actual Paid ("CAP") vs Stock Price
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
$(4,000)
$(6,000)
$(8,000)
Compensation Actually Paid ($000s)
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
Stock Price
$35.18
$2,429
$909
$—
$10,031
$25.80
$1,094
$722
$—
$390
$16.24
$(7,454)
2021
2022
2023
CAP to CEO (Akdag)
Average CAP to Other NEOs
CAP to CEO (Hulett)
Company Selected Measure

Company’s Most Important Financial Performance Measures
The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year.
•Stock Price
•Adjusted EBITDA
•Revenue
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our Named Executive Officers, to $1,0 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain "performance-based compensation." Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our Named Executive Officers and the exception for "performance-based compensation" is no longer available.
As a result, compensation paid to our Named Executive Officers in excess of $1,0 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including stock options that were granted through such date, restricted stock awards that were granted to our CFO through such date, and restricted stock awards that were granted to others before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.
While our Compensation Committee is mindful of the benefit to us of the full tax deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our Named Executive Officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our

Compensation Committee intends to continue to compensate our Named Executive Officers in a manner it believes is consistent with the best interests of our Company and our shareholders.

Stock-Based Incentives Throughout Our Workforce
We have historically granted equity-based compensation in the form of shares of restricted stock (including performance-based restricted stock) in accordance with our 2015 Director Plan and our 2022 Employee Plan, and previously under our 2016 Employee Plan. which awards generally vest (i.e., forfeiture restrictions expire) over three years and/or pursuant to performance vesting conditions, as part of our total rewards strategy to create an ownership culture and align the interests of our employees and directors with shareholders. Upon the grant of restricted stock, each share is entitled to one vote. As a result of the amendment and restatement of the 2022 Employee Plan and 2015 Director Plan in June 2023, the Company will now have the authority to also grant restricted stock units and performance stock units to our employees.

	Shares of Restricted Stock Outstanding as of March 31, 2023 (in thousands)	Common Stock Acquired on Vesting of Restricted Common Stock in FY 2023 (in thousands)
Chief Executive Officer	570	30
Other Named Executive Officers	16	25
Non-Employee Directors	69	30
All Other Employees	98	33
Total	753	118

DIRECTOR COMPENSATION
The Company’s compensation philosophy includes an intention to provide employees, officers, and Board members a compensation package in line with identified peer group companies.  The Company believes that it is important to give management and the Board members a financial stake in the Company to encourage decisions and actions that will benefit all shareholders. As such, all recipients of stock grants can participate equally in the gains and declines in the Company’s valuation.  Further, the philosophy has been to structure the Board of Directors’ compensation package more heavily weighted to actual stock price performance. Our Board of Directors reviews non-employee director compensation arrangements on a periodic basis. The Company’s Board is determined to keep non-employee director compensation in fiscal year 2024 at the same level as the prior year, with all non-employee directors receiving the same compensation regardless of duties within the Board structure, apart from the annual retainer fee for the Chair of the Board (see below). The Company does not pay additional fees for committee chairs or committee membership, and no fees are paid for attending meetings.
Non-employee directors have historically received a specific number of shares of common stock rather than a specific dollar amount. In addition, there is an annual vesting over a three-year period, further incentivizing continuity and a long-term outlook to enhance shareholder value.   Any change in the total compensation levels shown for non-employee directors is reflective of the change in stock price year-to-year rather than any changes in the director compensation philosophy or actual compensation plans of the Company. The Board and management believe that the philosophy of awarding share grants to Board members aligns employees’, officers’, and board members’ compensation to the benefit of all stakeholders.
Each non-employee member of our Board of Directors who is a sitting member of our Board of Directors as of the date of our annual shareholder meeting for each such year receives an annual retainer of $40,000, payable quarterly, and the Chair of the Board receives an additional annual retainer fee of $15,000, payable quarterly. Under the 2015 Director Plan, each of our non-employee directors also receives an annual grant of 7,500 shares of restricted stock pursuant to their election or re-election to the Board on the date of our annual shareholders meeting of such year under the 2015 Director Plan, unless otherwise determined by the Board of Directors. As a result of the amendment and restatement of the 2015 Director Plan to authorize the grant of restricted stock units, the Board anticipates that future annual awards under the 2015 Director Plan may be made in the form of either restricted stock units or restricted shares. Awards to non-employee directors will vest equally over a three-year period, on the anniversary of issuance date so long as the recipient is a director on such date.
The annual grant of shares of restricted stock (or future grants of restricted stock units in lieu thereof) to the non-employee directors vest equally over a three-year period, on the anniversary of issuance date (usually the date of the annual shareholder’s meeting) so long as the recipient is a director on such date. For the fiscal year ended March 31, 2023, each non-employee director was granted 7,500 restricted shares under the 2015 Director Plan on July 28, 2022. This grant will vest in one-third increments on July 28, 2023, 2024, and 2025. The Company also pays the reasonable travel and accommodation expenses of non-employee directors in connection with their participation in meetings of the Board of Directors. New non-employee directors who are appointed mid-year will generally receive a prorated restricted share issuance (or, going forward, a potential restricted stock unit issuance) for service from the date of their appointment through the occurrence of the date of the Company’s annual meeting of shareholders. Also, annual retainers for new non-employee directors are prorated during a director’s first year of service.
Meridian Compensation Partners, LLC was retained by the Compensation Committee in fiscal year 2023 to ensure the current compensation plan for our non-employee directors was in line with industry standards, and optimal for the benefit of the Company and its shareholders.
The following table summarizes the compensation earned by and paid to the Company’s non-employee directors for the fiscal year ended March 31, 2023. The compensation paid to Mr. Hulett is shown under "Executive Compensation” in the table entitled "Fiscal 2023 Summary Compensation Table” and the related explanatory tables. Mr. Hulett does not receive any compensation for his service as a member of the Board.
FISCAL 2023 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)

Leslie C.G. Campbell	$40,000	$163,200	$-	$203,200
Sandra Y. Campos (1)	-	-	-	-
Peter S. Cobb	40,000	163,200	-	203,200
Gian M. Fulgoni	55,000	163,200	-	218,200
Ronald J. Korn (2)	20,000	-	-	20,000
Diana Garvis Purcel (3)	40,000	211,069	-	251,069
Jodi Watson	40,000	163,200	-	203,200
(1)Ms. Campos was appointed to our Board of Directors on May 17, 2023.
(2)Mr. Korn served as a director until July 28, 2022.
(3)Ms. Purcel was appointed to our Board of Directors on April 4, 2022.
The amounts reported in the Stock Awards column (column (c)) reflect the grant date fair value, associated with each director’s award under the 2015 Outside Director Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).
The Company cautions that the amounts reported in the Fiscal 2023 Director Compensation table for stock awards reflect the grant date fair value and may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the director’s continued service on the Board.
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans
Our Board of Directors and shareholders adopted the 2015 Director Plan on July 24, 2015, which authorized an amount of 400,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with an automatic increase on the first trading day of January each calendar year during the term of the plan by an amount equal to ten percent (10%) of the total number of shares of common stock then authorized under the plan, with awards to be made until July 24, 2025. At March 31, 2023, the Company had issued 240,755 restricted common shares under the 2015 Director Plan. In June 2023, the Board of Directors amended and restated the 2015 Director Plan to include the ability to grant restricted stock units under the plan. The amendment and restatement did not increase the maximum number of shares of common stock that may be awarded under the plan.
Our Board of Directors and shareholders adopted the 2016 Employee Plan on July 29, 2016, which authorized an amount of 1,000,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with awards to be made until July 29, 2026. The 2016 Employee Plan was succeeded by the 2022 Employee Plan (described below) that became effective on July 28, 2022. At March 31, 2023, the Company had issued 960,007 restricted common shares under the 2016 Employee Plan, and as of April 2023, no further awards will be granted under the 2016 Employee Plan.
Our Board of Directors and shareholders adopted the 2022 Employee Plan on July 28, 2022, which authorized an amount of 1,000,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with awards to be made until July 28, 2032. Grants of awards commenced under the 2022 Employee Plan in April 2023, after which no further awards will be granted under the 2016 Employment Plan. At March 31, 2023, the Company had made zero awards under the 2022 Employee Plan. In June 2023, the Board of Directors amended and restated the 2022 Employee Plan to include the ability to grant restricted stock units and performance stock units under the plan. The amendment and restatement did not increase the maximum number of shares of common stock, 1,000,000 shares, that may be awarded thereunder.
Description of Equity Compensation Plans
Administration of Plans
The Employee Plans are administered by the Company’s Compensation Committee, which has the sole authority to (i) designate participants in the Employee Plans, (ii) determine the number of shares to be covered by grants under the Employee Plans, (iii) determine the terms and conditions of any grant under the Employee Plans, (iv) interpret and administer the Employee Plans, (v) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Employee Plans, and (vi) make any other determination and take any other action that it deems necessary or desirable for administration of the Employee Plans. The 2015 Director Plan is administered by the Company’s Board of Directors, which has the sole authority to (i) grant awards under the 2015 Director Plan, (ii) interpret and administer the 2015 Director Plan, (iii) determine the terms and conditions of any grant under the 2015 Director Plan, (iv) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the 2015 Director Plan, and (v) make any other determination and take any other action that it deems necessary or desirable for administration of the 2015 Director Plan.
Awards and Vesting
Under the 2022 Employee Plan (as amended and restated in June 2023), the Compensation Committee has the authority to grant participants awards, subject to the approval of the Board of Directors, of restricted stock (including performance-vesting restricted stock), restricted stock units, and performance stock units. Under the 2016 Employee Plan, the Compensation Committee had the authority to grants participants awards of restricted stock (including performance-vesting restricted stock). Under the Employee Plans, the Compensation Committee has the authority to grant participants awards that will be subject to such conditions, restrictions and contingencies as the Compensation Committee may impose, including performance-based conditions. Pursuant to the Employee Plans, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years, unless otherwise determined by the Compensation Committee. The restricted period applicable to restricted stock would terminate under the following circumstances: the participant's total and permanent disability the participant's death, or upon a “change of control” as described below. Except as otherwise determined by the Compensation Committee and with certain other exceptions, upon termination of employment for any reason during the applicable restriction or vesting period, unvested awards granted under the Employee Plans are generally forfeited and reacquired by the Company.
The Board of Directors has the authority to grant to 2015 Director Plan participants awards of restricted stock and, upon the amendment and restatement of the plan in June 2023, awards of restricted stock units. However, no restricted stock units have yet been granted under the 2015 Director Plan. Pursuant to the 2015 Director Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability, the participant's death, or upon a “change of control” as described below. Except as otherwise determined by the Board of Directors, if a participant shall cease to serve as an independent (outside) director for any reason during the applicable restriction period, all shares subject to restrictions granted under the 2015 Director Plan will be forfeited and reacquired by the Company.
Pursuant to the 2015 Director Plan, each person who is an independent director following the Company’s annual meeting of shareholders each year will automatically be granted an award of 7,500 shares of restricted common stock except as otherwise determined by the Board of Directors. The Board of Directors expects that future awards under the 2015 Director Plan may be made in the form of restricted stock units rather than shares of restricted stock. The grant date with respect to annual automatic awards under the 2015 Director Plan is the date on which the annual meeting of shareholders occurs.
Escrow of Stock Certificates for Restricted Stock Grants
Certificates or book entries evidencing shares of restricted stock will be registered in the name of the participant, will include an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company will retain physical possession of certificates in escrow until all restrictions have been lifted or requirements met.
Rights with Respect to Shares
During the period in which any shares of restricted stock granted under the Employee Plans or 2015 Director Plan are subject to any restrictions, the participant to whom such shares have been awarded will have all the rights of a shareholder with respect to such shares, including the right to vote such shares and the right to receive dividends on such shares (dividends on restricted shares are subject to the same restrictions imposed under the terms of the relevant restricted shares). Holders of restricted stock units or performance stock units will not have the rights of a shareholder (and will have no rights to dividends) until the shares underlying the restricted stock units or performance stock units are earned in accordance with the terms of the applicable award agreements.
Restrictions, Vesting Conditions, and Adjustments
Awards under the Employee Plans and 2015 Director Plan may not be assigned, transferred or pledged by the participant, other than by will or the laws of descent and distribution (unless assigned or transferred to the Company) prior to the time at which all applicable restrictions or vesting conditions imposed under the terms of the relevant award have expired, lapsed, or have been waived or satisfied.
In the event of any change in the Company’s common stock by reason of recapitalization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, (i) the numbers and class of shares covered by outstanding awards under the Employee Plans and 2015 Director Plan, and (ii) the aggregate number and class of shares available under the Employee Plans and 2015 Director Plan, would be adjusted by the Compensation Committee or Board of Directors, respectively, to reflect such event. Any new, additional or different securities to which the participant is entitled with respect to an award by reason of such adjustment shall be subject to the same terms, conditions, and restrictions as the award so adjusted.
Change of Control
Pursuant to the Employee Plans and 2015 Director Plan, unless the Compensation Committee or Board, respectively, shall determine otherwise or unless an award agreement expressly provides otherwise, upon the effective date of a "change of control” of the Company (as defined in the applicable plan), any restricted period or vesting condition imposed on an award would immediately terminate.
Amendment or Termination of Plans; Amendments to Awards
The Employee Plans may be amended, suspended, discontinued, or terminated by the Compensation Committee without the consent of shareholders, plan participants, or other holder of an award under the Employee Plans, and the 2015 Director Plan may be amended, suspended, discontinued, or terminated by the Board of Directors without the consent of shareholders, plan participants, or other holder of an award under the 2015 Director Plan. However, without the approval of shareholders, no such amendment, suspension, discontinuation, or termination may be made that would increase the total number of shares available for awards under the plans, extend the duration of the plans, or materially increase the benefits accruing to participants under the plans.
Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2023, Leslie C.G. Campbell, Peter S. Cobb, Gian M. Fulgoni, Ronald J. Korn (until July 28, 2022), Diana Garvis Purcel (appointed April 4, 2022), and Jodi Watson served on the Compensation Committee. None of our Compensation Committee members have ever been an officer or employee of the Company or of any of our subsidiaries and none of our executive officers have served on the compensation committee or board of directors of any company of which any of our directors is an executive officer. Accordingly, insiders do not participate in compensation decisions.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. We have adopted written Related Party Transaction Policies and Procedures to comply with Item 404 of Regulation S-K, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the approval of our Board. The Audit Committee of our Board is responsible for the review and recommendation to the Board for approval of all related party transactions. In connection with its review of a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the related party transaction. A related party is not deemed to have a direct or indirect material interest in a transaction and such transaction is not a related party transaction under our policy if such related party’s interest in such transaction arises only from an ownership interest of less than one percent in, or as a director of, such entity that is a party to the transaction.
Our Board, by a vote of the disinterested directors, must approve all related party transactions that are recommended by the Audit Committee. Since the beginning of the Company’s last fiscal year, the Company has not had, or been a party to, nor is there currently proposed, a transaction with a related party.
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Florida law.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON
Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the Board.
OTHER MATTERS
Our Board of Directors does not intend to present, or have any reason to believe others will present, any items of business other than those matters set forth in this Proxy Statement. If other matters are properly brought before the Board of Directors at the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our Board of Directors.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
A copy of our Annual Report on Form 10-K for the year ended March 31, 2023, exclusive of certain exhibits filed with the SEC, accompanies this Proxy Statement. These exhibits, as well as our quarterly reports on Form 10-Q, current reports of Form 8-K and other information filed by the Company with the SEC, are available to the public free of charge over the internet at our website at www.petmeds.com under the section "About Us” located at the bottom of the website page or at the SEC's web site at www.sec.gov, or upon written request to the Corporate Secretary, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com. Our SEC filings are available through our website as soon as reasonably practicable after we have electronically filed or furnished them to the SEC. The information on our website is not a part of this Proxy Statement.

Delray Beach, Florida June 20, 2023	By Order of the Board of Directors, /S/ MATHEW N. HULETT MATHEW N. HULETT Chief Executive Officer, President, Director

**PETMED EXPRESS, INC.**

The undersigned hereby appoints Christine Chambers and Mathew N. Hulett, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned's shares of Common Stock of PetMed Express, Inc. (the "Company") at the 2023 Annual Meeting of Shareholders of the Company to be held virtually on Thursday, August 3, 2023 at 11:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) thereof upon matters set forth in the Company's proxy statement for the 2023 Annual Meeting of Shareholders and, in their judgment and discretion, upon such other business as may properly come before the meeting. In order to attend the meeting, you must register at http://www.viewproxy.com/petmeds/2023/htype.asp by 11:59 PM ET on August 1, 2023. On the day of the Annual Meeting of Shareholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Shareholders are contained in the Proxy Statement in the sections titled "Questions And Answers About The Proxy Materials, Annual Meeting, And Voting" under -"How do I attend the Annual Meeting virtually?" and "How do I vote at the Annual Meeting virtually?".

This proxy when properly executed will be voted in the manner directed hereof by the Shareholder.

**If no direction is made, this proxy will be voted "FOR" all nominees listed in Item 1, "FOR" Items 2 and 4, and 1 YEAR for Item 3.**

**Please Vote, Sign and Date Your Proxy Card and Return it Promptly in the Enclosed Envelope.**

To include any comments, please mark this box. ☐

To change your address, please mark this box. ☐

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PetMeds
Your Trusted Pet Health Expert

**2023 ANNUAL MEETING OF SHAREHOLDERS**
**THURSDAY, AUGUST 3, 2023 AT 11:00 A.M. ET**
**TO BE HELD VIRTUALLY**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held August 3, 2023**
**The Notice of Annual Meeting, Proxy Statement and our fiscal year 2023 Annual Report on Form 10-K are available at: http://www.viewproxy.com/petmeds/2023**

Votes must be indicated (x) in Black or Blue Ink. ☒

**The Board of Directors unanimously recommends a vote "FOR" all nominees listed in Item 1:**

1. To elect five (5) Directors to the Board of Directors:

| Nominees: | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| (01) Leslie C.G. Campbell | ☐ | ☐ | ☐ |
| (02) Sandra Y. Campos | ☐ | ☐ | ☐ |
| (03) Gian M. Fulgoni | ☐ | ☐ | ☐ |
| (04) Mathew N. Hulett | ☐ | ☐ | ☐ |
| (05) Diana Garvis Purcel | ☐ | ☐ | ☐ |

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

VIRTUAL CONTROL NUMBER

**The Board of Directors unanimously recommends a vote "FOR" Items 2 and 4, and 1 YEAR for Item 3:**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. An advisory (non-binding) vote to approve named executive officer compensation: | ☐ | ☐ | ☐ |

| | 1 YEAR | 2 YEARS | 3 YEARS | ABSTAIN |
|---|---|---|---|---|
| 3. An advisory (non-binding) vote to approve the frequency of future advisory shareholder votes on named executive officer compensation: | ☐ | ☐ | ☐ | ☐ |

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

**Dated: ____________________________, 2023**

**Signature** ______________________________________________

**Signature** ______________________________________________

The signature of this Proxy should correspond exactly with the shareholder's name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as attorney, executor, administrator, trustee, corporate officer, custodian or guardian should give their full title.

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**SCAN TO**
**VIEW MATERIALS & VOTE**

VIRTUAL CONTROL NUMBER

**Small steps make an Impact.**
Please refer to the Proxy Statement for more information on consenting to receive electronic delivery in the future.

# PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

## INTERNET

**Vote Your Proxy on the Internet:**

**Go to www.AALvote.com/PETS**

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

## TELEPHONE

**Vote Your Proxy by Phone:**

**Call 1 (866) 804-9616**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

## MAIL

**Vote Your Proxy by Mail:**

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.